UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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THE HAIN CELESTIAL GROUP, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2023 PROXY STATEMENT

Hain Celestial

Sensible Portions
Garden Veggie Straws
Sea Salt
30% Less Fat than the leading Potato Chip
No Artificial Flavors or Preservatives
Natumi
Hafer
Barista
New Covent Garden Soup Co
Classic Chicken
Sesame Street
Strawberry
yves
Veggie Cuisine
1/4 Pound Burger
Burger 1/4 de livre
226 g
live clean
98% plant & naturally derived ingredients
Fresh Water Hydrating Liquid Hand Soap
Savon liquide pour les mains hydratant eau fraîche
alba botanica
hawaiian
broad spectrum spf 50
coconut sunscreen spray

PURPOSE

MISSION

To build purpose-driven brands that make healthier living more attainable by empowering our people, engaging our partners, and living our values

Our Values

Own it

I am empowered and accountable for improving Hain's business results and impact.

Win together

I collaborate with others to grow, deliver and celebrate success.

Be curious

I explore ideas & insights with a growth mindset.

Foster inclusion

I create an environment where everyone feels welcome, respected and valued for their uniqueness.

Dear Fellow

Shareholder,

You are cordially invited to attend the 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”) of The Hain Celestial Group, Inc. (the “Company” or “Hain”), which will be held virtually on Thursday, October 26, 2023, at 9:00 a.m., Eastern Time. We believe that holding a virtual meeting again this year is in the best interest of the Company and all of its stakeholders and will allow for shareholder participation using our online tools.

Fiscal year 2023 proved to be a challenging year as the industry continued to feel the impacts of ongoing macroeconomic challenges, including inflation, supply chain disruption, international unrest and the residual impact of an ongoing global pandemic. Throughout the year, our team prioritized servicing our customers and consumers, stabilizing our end-to-end supply chain, and reinvestment in brand building to return our key categories to growth. In the third quarter of fiscal year 2023 we began a significant review of our company strategy, operating model and commercial capabilities to identify key gaps and opportunities to realize the full potential of our business as a global enterprise. We began taking meaningful steps to set the foundation for the future by identifying ways to leverage synergies, simplify and optimize processes, enhance our capabilities, strengthen our end-to-end supply chain, and fuel our brand-building initiatives. Early actions are already making positive impact, fortifying our confidence in delivering growth for our future.

At our 2023 Annual Meeting, our shareholders will vote on (1) the election of the eight director nominees named in the accompanying proxy statement, (2) an advisory vote regarding the compensation of our named executive officers for the fiscal year ended June 30, 2023, as set forth in the accompanying proxy statement, (3) an advisory vote regarding the frequency of holding advisory votes on executive compensation and (4) the ratification of the appointment of our registered independent accountants.

In addition to these formal items of business, you will have an opportunity to ask questions of the Company’s senior management and Board of Directors to the extent relevant to the 2023 Annual Meeting. To participate in the meeting, you must have your 16-digit control number that is shown on your Notice of Internet Availability of Proxy Materials or, if you received a printed copy of the proxy materials, on your proxy card or the instructions that accompanied your proxy materials.

On behalf of the Company and the members of the Board of Directors, we thank you for your investment and confidence in Hain as a leading better-for-you company. We would like to thank our Hain team members for their continued dedication and commitment to Hain as we live into our purpose to inspire healthier living for people, communities and the planet through better-for-you brands. We remain confident that we have the right foundation to deliver long-term, profitable, and sustainable growth. We hope that you will join us on October 26th, and we look forward to the submission of your vote and your continued support throughout the year.

Sincerely,

Dawn M. Zier Independent Chair of the Board	Wendy P. Davidson President and Chief Executive Officer and Director

Notice of Annual Meeting of Shareholders

Date: Thursday, October 26, 2023	Time: 9:00 a.m. Eastern Time	Location: virtualshareholder meeting.com/HAIN2023

We are holding the 2023 Annual Meeting for the following purposes:

1.	To elect the eight director nominees specified in the accompanying proxy statement to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified

2.	To approve, on an advisory basis, the compensation of our named executive officers for the fiscal year ended June 30, 2023, as set forth in the accompanying proxy statement (“Say on Pay”)

3.	To approve, on an advisory basis, the frequency of holding future advisory votes on named executive officer compensation (“Say on Pay Frequency”)
4.	To ratify the appointment of Ernst & Young LLP as our registered independent accountants for the fiscal year ending June 30, 2024

5.	To transact such other business as may properly come before the 2023 Annual Meeting (including any adjournments or postponements thereof)

Only shareholders of record as of the close of business on August 29, 2023 are entitled to notice of, and to vote at, the 2023 Annual Meeting, or any adjournment or postponement thereof. A list of these shareholders will be available for inspection by any shareholder for any purpose germane to the 2023 Annual Meeting for a period of ten days prior to the 2023 Annual Meeting at our principal executive office.

By order of the Board of Directors,

Kristy M. Meringolo Executive Vice President, Chief Legal and Corporate Affairs Officer, Corporate Secretary

Your vote is important. Whether or not you expect to attend the 2023 Annual Meeting virtually, please submit your vote as soon as possible. See page 72 in the accompanying proxy statement for a description of the ways by which you may cast your vote on the matters being considered at the 2023 Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 26, 2023: A complete set of proxy materials relating to our 2023 Annual Meeting is available on the internet. These materials, consisting of this notice of annual meeting of shareholders, the accompanying proxy statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2023, may be viewed at ir.hain.com/shareholder-information/proxy.

This proxy statement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. The words “believe,” “expect,” “anticipate,” “may,” “should,” “plan,” “intend,” “potential,” “vision,” “will” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, among other things, our beliefs or expectations relating to our future performance, results of operations and financial condition and our strategic plans. Forward-looking statements are based on current assumptions that are subject to risks and uncertainties that may cause actual results to differ materially from the forward-looking statements. The risks and uncertainties that may cause actual results to differ materially from forward-looking statements are described in our most recent Annual Report on Form 10-K and our other filings from time to time with the U.S. Securities and Exchange Commission (the “SEC”). We undertake no obligation to update forward-looking statements to reflect actual results or changes in assumptions or circumstances, except as required by applicable law.

Proxy Statement Summary

Proxy materials, including this proxy statement, are first being distributed and made available on or about September 15, 2023.

This summary highlights information contained within this proxy statement. You should read the entire proxy statement carefully and consider all information before voting.

Throughout this proxy statement, we will refer to ourselves as “we,” “us,” “our,” the “Company” or “Hain.”

Voting Matters and Vote Recommendations

Election of Directors	Advisory Vote to Approve Named Executive Officer Compensation	Advisory Vote on Say on Pay Frequency	Ratification of Appointment of Registered Independent Accountants
Board Recommendation: FOR each nominee Page 9	Board Recommendation: FOR Page 60	Board Recommendation: EVERY 1 YEAR Page 61	Board Recommendation: FOR Page 62

Company Snapshot

We are a global leader in Better-For-You (BFY) food, beverage & personal care.

5 attractive, consumer-centric BFY global platforms	BFY Leadership in 5 priority markets	Portfolio of strong brands with a right to win	Energized team globally

HAIN CELESTIAL 2023 Proxy Statement	1

PROXY STATEMENT SUMMARY

Fiscal Year 2023 Snapshot

Key Fiscal Year 2023 Financial Highlights Include:

Net sales of $1,796.6 million	Gross profit margin of 22.1%	Net loss of $116.5 million[1]	Adjusted EBITDA on a constant currency basis[2] of $174.2 million

1	The net loss included pre-tax non-cash impairment charges of $175.5 million ($131.9 million after taxes).
2

Adjusted EBITDA on a constant currency basis is not defined by accounting principles generally accepted in the United States (“GAAP”) and is therefore a non-GAAP financial measure. See Appendix A to this proxy statement for additional information on such measure and a reconciliation to net loss, the most directly comparable GAAP measure.

Hain Reimagined

In the second half of fiscal year 2023, we began a thorough review of our business to integrate Hain as a global enterprise and unlock future growth as a leading better-for-you company. This resulted in the introduction of our new, multiyear transformation plan, Hain Reimagined, which is grounded in executing four strategic pillars to drive shareholder return:

2	HAIN CELESTIAL 2023 Proxy Statement

PROXY STATEMENT SUMMARY

Corporate Governance

Corporate Governance Overview

We are committed to effective corporate governance, which promotes the long-term interests of our shareholders and strengthens our Board and management accountability. Many of our enhanced corporate governance practices reflect feedback from our shareholders and other stakeholders. Highlights of our corporate governance practices include the following:

Corporate Governance Strengths

•	Annual Board and Committee Self-Evaluations

The Board and each of its committees conducts a self-evaluation of its performance on an annual basis

•	Periodic Review of Key Governance Documents

Annual review of Committee Charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics

•	Regular Executive Sessions

All regularly scheduled Board and committee meetings provide an opportunity for the directors to meet without management present

•	Robust Compensation Best Practices

Including annual Say on Pay vote, “double trigger” change-in-control vesting provisions for officer and employee equity awards, no excise tax reimbursements for change-in-control payments, strict policy of no pledging or hedging common stock by directors and executive officers, clawback policies for cash and equity incentive compensation and robust stock ownership guidelines for directors and executive officers

•	Robust Code of Conduct

Provides the foundation for how directors and employees represent the Company

•	Risk Oversight

At least annually and throughout the year as appropriate, the Board and its committees review their oversight of risk and the allocation of risk oversight among the committees

•	Director Compensation

Independent directors currently receive a majority of their annual board and committee compensation in the form of restricted share units

•	Annual CEO Evaluation

Annual evaluation of CEO (including compensation) by independent directors

•	CEO Succession Planning

Our Board of Directors actively engages in CEO succession planning

Board Structure and Composition

•	Independent Board Leadership

Our Board of Directors believes that, at this point in time, the separation of the roles of Chair and Chief Executive Officer is in the best interest of the Company and its shareholders; these roles have been separated since 2018

•	Director Independence

All of our director nominees other than our Chief Executive Officer are independent

•	Board Refreshment

Of the director nominees, 100% director refreshment over the past six years, 63% refreshment over the past four years and 38% refreshment over the past two years, with a focus on skills and experience needed to execute transformational strategy

•	Financial Literacy for Audit Committee

Two Audit Committee members are “audit committee financial experts” under SEC rules

•	Board Diversity

Diverse Board in terms of gender, race and ethnicity, experiences and specific skills and qualifications

Shareholder Rights

•	Shareholder Action

Shareholders can act by written consent and call a special meeting

•	Annual Election of Directors

All directors stand for election on an annual basis

•	Majority Voting in Uncontested Director Elections

All director nominees must receive an affirmative vote of a majority of votes cast in an uncontested election

•	Proxy Access

Right for shareholders to nominate directors through proxy access

•	Single Voting Class

Our common stock is the only class of shares outstanding

•	No Supermajority Voting

No supermajority vote provisions in our certificate of incorporation or Amended and Restated By-Laws

HAIN CELESTIAL 2023 Proxy Statement	3

PROXY STATEMENT SUMMARY

Director Nominee Snapshot

The following shows information relating to the diversity, independence and tenure of our eight director nominees.

Diversity	Independence	Tenure

Board Diversity

Our Board and the Corporate Governance and Nominating Committee are committed to a strong and diverse membership. The following matrix is provided in accordance with applicable listing requirements of The Nasdaq Stock Market LLC (“Nasdaq”). The matrix includes all directors as of September 15, 2023.

Board Diversity Matrix (as of September 15, 2023)

Total Number of Directors	10

	Female	Male

Directors	4	6

Number of Directors Who Identify in Any of the Categories Below:

African American or Black	1	—

White*	3	6

*	One director included in this category identifies as Middle Eastern.

4	HAIN CELESTIAL 2023 Proxy Statement

ESG Strategy

We are a global health and wellness company whose purpose is to inspire healthier living for people, communities and the planet through better-for-you brands. We have focused our environmental, social and governance (ESG) strategy around expanding our commitment to environmentally sound business practices, creating and selling better-for-you products, and social and community impact initiatives.

Our ESG strategy consists of our ESG goals along with a commitment to considering long-term social and environmental impacts.

The ESG strategy comes to life with three core ESG pillars: healthier products, healthier people, and a healthier planet.

Integrating ESG Into Our Business

In fiscal year 2023, we continued to integrate long-term social and environmental risks into our business decisions, strengthened our climate strategy, and improved our ESG governance structure.

Environment	Social	Governance

•  We submitted Scope 1, 2, and 3 greenhouse gas emissions reductions targets to the Science-Based Targets Initiative for validation, and we are on track to meet our 2021 climate goal to achieve validation of science-based targets by the end of 2023.

•  We developed a sustainable packaging strategy. Our packaging goals aim to reduce packaging waste, plastic usage, and emissions and motivate our suppliers and business partners to partner on sustainable materials.

•  We continued to attract and retain female and diverse talent in leadership.

•  In North America, we donated $4.8 million worth of food and personal care products to those in need through our charity partners including Feed the Children and Convoy of Hope.

•  We formed a Global ESG Steering Committee to strengthen ESG oversight and governance.

•  We also formed a Global Diversity Equity and Inclusion (DEI) Steering Committee to ensure continued progress with respect to our DEI efforts.

HAIN CELESTIAL 2023 Proxy Statement	5

PROXY STATEMENT SUMMARY

Three Core Pillars of Our ESG Strategy

Healthier Products Energize consumers to create their own healthier way of life through purpose-driven brands.	Healthier People Helping employees and consumers by creating a positive impact in their lives and in our local communities.	Healthier Planet Reduce our environmental footprint with a commitment to take ambitious action on climate change.

2023 ESG Highlights

Our notable ESG achievements, some of which are listed below, help to strengthen our brands, foster a culture of inclusion, and address climate change impacts.

Healthier Products

Developed ambitious

sustainable packaging

goals including:

100%

of rigid plastics will be

designed to be collected

and recycled where we

operate by 2030[1]

Implemented our

Core

Product Tenets,

which is a list of attributes

to ensure consistency across

our “better-for-you”

products and packaging

Launched

a UK curbside recyclable baby

food pouch via the Ella’s

Kitchen® brand

Healthier People

43%

of talent in leadership is

female (Global)

21%

of talent in leadership

is racially and ethnically

diverse (U.S. only)

Maintained our employee health

and safety record with a total

recordable injury rate (TRIR)

below

the industry average

Published EEO-1 Employee

Demographics for

2

consecutive years

Healthier Planet

Submitted scopes 1, 2, 3

emissions reduction targets

for validation to the

Science Based

Targets initiative

Received a Score of

B-

on our Carbon Disclosure Project (CDP) Climate Response[2]

Joined the

UK Waste and

Resources Action Program

(WRAP), advancing

our UK environmental

ambitions

1	Except for specific rigid formats that would compromise product performance.
2	Hain received a score of B- on the 2022 CDP Climate Response. CDP scores for 2023 Climate Responses have not yet been released.

6	HAIN CELESTIAL 2023 Proxy Statement

PROXY STATEMENT SUMMARY

Hain Employee Resource Groups

Hain’s Diversity and Inclusion Council supports the employee resource groups (ERGs) that help to foster a culture of inclusion in all regions, while enabling employees to connect with one another. These ERGs also provide feedback on how we can do more to increase female and diverse representation in leadership. The employee resource groups include:

HAIN BNB Hain Black and Brown Employee Resource Group	MINDS Mental Health and Neurodiversity Employee Resource Group

THE HEALTHIER WAY COMMITTEE The Healthier Way Committee Employee Resource Group	PARENT AND GUARDIAN NETWORK Parent and Guardian Network Employee Resource Group

HOLA Hispanic Origin and Latin American Employee Resource Group	WLN Women’s Leadership Network Employee Resource Group

LOVE, HAIN LGBTQIA+ & Allies Employee Resource Group

HAIN CELESTIAL 2023 Proxy Statement	7

PROXY STATEMENT SUMMARY

ESG Governance

Board of Directors & Its Committees

Oversee Hain's global ESG strategy and Diversity and Inclusion initiatives

CEO

Responsible for oversight of the Company's business and ESG strategies

ESG Leadership

Hain's Chief Legal and Corporate Affairs Officer is the executive sponsor for ESG

ESG Steering Committee

The newly formed ESG Steering Committee consists of executive and functional leaders from legal, finance, R&D, operations, supply chain, and ESG. There are several ESG working groups, led by functional experts, that report to the ESG Steering Committee.

Regional ESG Leaders

The regional ESG and Sustainability leads are responsible for overseeing the day-to-day implementation of our ESG goals in the North America and International business units. The regional leads set the agenda for the ESG Steering Committee and support the functional working groups.

ESG Disclosure and Reporting

We continue to hold ourselves accountable and prioritize transparency through our annual ESG reporting. Hain continues to focus on global collaboration on ESG, further developing a culture of doing the right thing for all functions and bringing our regional businesses and brands together to support our ESG strategy.

We are developing a 2023 ESG report to update key stakeholders on material progress made against our ESG goals in fiscal year 2023. Our reporting continues to be informed by the Sustainability Accounting Standards Board’s (“SASB”) standards for the Processed Foods sector. SASB standards are under the oversight of the International Sustainability Standards Board and are intended to guide the disclosure of the subset of ESG issues most relevant to financial performance in our specific industry.

Please see our Impact webpage for detailed information on our ESG strategy, goals and reporting: hain.com/impact.

Our ESG Reports and SASB disclosures are not, and shall not be deemed to be, part of this proxy statement or incorporated into any of our other filings made with the SEC.

8	HAIN CELESTIAL 2023 Proxy Statement

Election of Directors

General

Our Board of Directors, upon the recommendation of the Corporate Governance and Nominating Committee, has nominated the eight nominees identified below for election at the 2023 Annual Meeting. All nominees currently serve as directors on our Board. Each director elected at the 2023 Annual Meeting will hold office until the next annual meeting of shareholders and until a successor is elected and qualified. Each director nominee has consented to being named in this proxy statement and to serving as a director if elected.

Dean Hollis and Mark L. Schiller are not standing for reelection to the Board, and their service will cease as of the 2023 Annual Meeting. The Company thanks Messrs. Hollis and Schiller for their leadership and many contributions to the Company during their respective tenure.

As of the 2023 Annual Meeting, the size of the Board will be reduced from ten to eight members.

HAIN CELESTIAL 2023 Proxy Statement	9

PROPOSAL 1

The Director Nominees for Election at the 2023 Annual Meeting

Richard A. Beck Director

Richard A. Beck has been a director since October 2019. Mr. Beck served as Senior Vice President, Global Operations of PepsiCo, Inc., one of the world’s leading food and beverage companies, from February 2011 to April 2016. In this role, Mr. Beck established the company’s global operations function and led various successful initiatives that improved productivity, drove automation, technology and global systems and improved environmental, health and safety metrics. Prior to this, Mr. Beck served in other roles of increasing responsibility for PepsiCo from 1993 to 2011, including President/SVP of Gatorade, SVP, PepsiCo Chicago and SVP, Operations for Frito-Lay. In these roles, Mr. Beck oversaw the manufacturing and distribution of some of PepsiCo’s key brands and led various productivity, environmental and sustainability initiatives. Prior to joining PepsiCo, Mr. Beck served in positions of increasing responsibility at General Electric from 1981 to 1993. Since 2019, Mr. Beck has served on the board of directors of FleetPride, Inc., a privately held company and leading supplier of parts and maintenance to the commercial trucking industry. Since 2017, he has served on the Executive Council for American Securities LLC, a leading U.S. private equity firm.

Key Attributes, Experience and Skills:

Mr. Beck brings extensive experience in the food and beverage industry. Through his various roles throughout his career, Mr. Beck has developed significant expertise in management, logistics and supply chain optimization, which make him a valuable contributor to the Board. Mr. Beck’s background is also critical as he helps oversee and support the Company’s global sustainability and corporate citizenship initiatives as part of his chairing the Corporate Governance and Nominating Committee.

Age: 65 Director Since: 2019 Hain Board Committees: • Audit • Corporate Governance and Nominating (Chair)

10	HAIN CELESTIAL 2023 Proxy Statement

PROPOSAL 1

Neil Campbell Director

Neil Campbell has been a director since September 2023. Mr. Campbell served as the Managing Director of Warburtons Limited, the largest bakery business and one of the largest individual food or drink brands in the United Kingdom, from 2013 to August 2022. As Managing Director, Mr. Campbell oversaw all operations at Warburtons. Mr. Campbell led Warburtons’ transformation from a bread-centric business to a broader portfolio of bakery products. Prior to joining Warburtons, from 1993 to 2013, Mr. Campbell served in roles of increasing responsibility at PepsiCo, Inc. in North America, the United Kingdom and Benelux, including as President of Tropicana North America from 2008 to 2013 and as General Manager of Walkers Snacks in the United Kingdom from 2005 to 2008. Mr. Campbell began his career at Cadbury Schweppes in the United Kingdom and the United States.

Key Attributes, Experience and Skills:

Mr. Campbell brings to the Board deep branded food industry executive leadership experience at some of the largest food and beverage companies in the world and in important international markets for the Company, including the United Kingdom where Mr. Campbell was born, resides and has spent most of his career. Mr. Campbell served on the Executive Committee at PepsiCo and has overseen all aspects of operations at multiple large, successful food and beverage businesses. He also brings a strong background in marketing, having risen through the marketing ranks at PepsiCo earlier in his career and having created award-winning and long-running advertising campaigns at Warburtons and PepsiCo. Mr. Campbell has spearheaded significant sustainability initiatives at multiple companies, including a pioneering initiative over 15 years ago to display carbon footprint information on the front of product packaging.

Age: 58 Director Since: 2023 Hain Board Committees: • Strategy

HAIN CELESTIAL 2023 Proxy Statement	11

PROPOSAL 1

Celeste A. Clark, Ph.D. Director

Celeste A. Clark, Ph.D. has been a director since September 2017. Dr. Clark has been the principal of Abraham Clark Consulting, LLC, a consulting firm, since November 2011 and consults on nutrition and health policy, regulatory affairs and leadership development. Dr. Clark is also an adjunct professor in the Department of Food Science and Human Nutrition at Michigan State University, where she has served in such position since January 2012. She previously served as Senior Vice President, Global Policy and External Affairs of Kellogg Company, a food manufacturing company, and was the Chief Sustainability Officer until she retired in 2011. She was a member of the Global Executive Management Team and had an accomplished career spanning nearly 35 years in the food industry. At Kellogg Company, she was responsible for the development and implementation of health, nutrition and regulatory science initiatives globally to ensure consistency in approach and implementation. In addition, she also led global corporate communications, government relations, philanthropy and several administrative functions. Dr. Clark also serves as a trustee of the W.K. Kellogg Foundation.

Key Attributes, Experience and Skills:

Dr. Clark brings significant industry experience in various nutrition, consumer products, public policy, risk management and governance matters to our Board. She also brings extensive experience on ESG and sustainability matters to the Board and serves as a key resource for our ESG team. Dr. Clark has served on a number of public company boards, which have provided her with a broad understanding of the governance, operational, financial and strategic issues facing public companies.

Age: 70

Director Since: 2017

Hain Board Committees:

•  Compensation (Chair)

•  Corporate Governance and
Nominating

Current Public Company Boards:

•  Darling Ingredients Inc.
(since October 2021)

•  Prestige Consumer Healthcare Inc.
(since February 2021)

•  Wells Fargo & Company
(since January 2018)

12	HAIN CELESTIAL 2023 Proxy Statement

PROPOSAL 1

Wendy P. Davidson President and Chief Executive Officer and Director

Wendy P. Davidson has been our President and Chief Executive Officer and a director since January 2023. Prior to joining the Company, she served as President-Americas for the Performance Nutrition segment of Glanbia plc, an Ireland-based global nutrition company, from November 2020 to November 2022. Prior to joining Glanbia, Ms. Davidson served as President, Away From Home (formerly U.S. Specialty Channels), of Kellogg Company, a global manufacturer and marketer of snacks and convenience foods, from 2013 to October 2020. From 2010 to 2013, she served in various senior roles at McCormick & Company, Inc., including as Vice President, Custom Flavor Solutions, U.S. & Latin America, and from 1993 to 2009 she held a variety of executive positions at Tyson Foods, Inc., including Senior Vice President and General Manager – Global McDonald’s Business Unit and Group Vice President – Foodservice Group, culminating in her service as Senior Vice President and General Manager – Prepared Foods. Ms. Davidson serves on the boards of several industry associations and non-profit organizations, including the Consumer Brands Association and NextUp.

Key Attributes, Experience and Skills:

Ms. Davidson brings to the Board extensive general management experience and senior-level policy-making experience at a public company. Her experience includes marketing, sales, operations, supply chain, strategic planning, new market development, disruptive business model innovation, crisis management, digital commerce, brand building and commercial execution. She also has experience in human capital management, finance and accounting, mergers and acquisitions, government relations, enterprise risk management, and similar matters associated with running a large division of a public company.

Age: 53 Director Since: 2023 Current Public Company Boards: • First Horizon Corporation (since January 2019)

HAIN CELESTIAL 2023 Proxy Statement	13

PROPOSAL 1

Shervin J. Korangy Director

Shervin J. Korangy has been a director since September 2017. Since May 2019, he has served as the President and Chief Executive Officer and a member of the board of directors of BVI Medical, Inc., a TPG Capital portfolio company that is a global developer, manufacturer and marketer of specialty products for ophthalmic surgery. Prior to being named President and Chief Executive Officer of BVI Medical, Mr. Korangy served as its Chief Financial Officer and Head of Strategy from April 2017 to May 2019. Prior to joining BVI Medical, Mr. Korangy served as a senior executive of Novartis Group AG, a diversified healthcare products company, from 2010 until March 2017. During his almost seven years at Novartis, he served in various international capacities spanning strategy, M&A, integrations, sales & marketing and general management including serving as the Global Head of Corporate Finance based in Switzerland. In 2011, Mr. Korangy co-founded Sight Sciences, Inc., a medical device company. Previously, he was a Managing Director at The Blackstone Group, an investment firm, which he joined in 1996. During his more than 14 years at Blackstone, he served both as an advisor in the Restructuring & Reorganization business and as an investor in the Private Equity business. Mr. Korangy has served on the Wharton Leadership Advisory Board, established by the Center for Leadership and Change Management at The Wharton School of the University of Pennsylvania, since January 2019.

Key Attributes, Experience and Skills:

Mr. Korangy’s position as the President and Chief Executive Officer at a global company, together with his significant financial and consumer packaged goods business experience, makes him a valuable addition to our Board of Directors. In addition to his strong financial expertise, the Company values his competencies in strategy, mergers and acquisitions, integration and general management.

Age: 48

Director Since: 2017

Hain Board Committees:

•  Compensation

•  Strategy (Chair)

Current Public Company Boards:

•  Fresenius Medical Care AG & Co. KGaA (since July 2023)

Public Company Boards in Past
Five Years:

•  Motus GI Holdings, Inc.
(April 2017 to July 2023)

14	HAIN CELESTIAL 2023 Proxy Statement

PROPOSAL 1

Michael B. Sims Director

Michael B. Sims has been a director since October 2019. Mr. Sims served as Executive Vice President and Chief Financial Officer of Trugreen, a residential and commercial lawn care company, from February 2019 until his retirement in February 2023. In this role, Mr. Sims was responsible for driving sustainable revenue and EBITDA growth through leadership of finance and supply chain management. He has served as a Senior Advisor to Trugreen since his retirement. Prior to joining Trugreen, Mr. Sims served as Senior Vice President, Chief Financial Officer and Treasurer of AdvancePierre Foods Holdings, Inc., a producer and distributor of proteins and ready-to-eat sandwiches, from 2012 until its acquisition by Tyson Foods, Inc., in 2017. In this role, Mr. Sims was responsible for the company’s growth-driven, margin-expansion strategy. Prior to joining AdvancePierre Foods, Mr. Sims served in roles of increasing responsibility at Chiquita Brands International Inc., a leading international marketer and distributor of bananas, pineapples and packaged salads, from 1988 to 2012, most recently serving as the company’s Senior Vice President and Chief Financial Officer from 2009 to 2012, and developed expertise in global financial operations, planning and analysis, investor relations and capital markets. Prior to that, Mr. Sims held various positions with Arthur Young & Company (n/k/a Ernst & Young LLP).

Key Attributes, Experience and Skills:

Mr. Sims brings a broad understanding of the food industry and significant financial expertise to the Board, including through his experience as CFO of multiple consumer-facing businesses. The Board also values Mr. Sims’ significant transactional experience, including with respect to acquisitions and divestitures.

Age: 64 Director Since: 2019 Hain Board Committees: • Audit (Chair) • Compensation

HAIN CELESTIAL 2023 Proxy Statement	15

PROPOSAL 1

Carlyn R. Taylor Director

Carlyn R. Taylor has been a director since June 2022. Ms. Taylor has been the Global Co-Leader of Corporate Finance at FTI Consulting, Inc. (“FTI”), a global business advisory firm, since 2016, and has served on FTI’s Executive Committee since 2011. Within Corporate Finance, Ms. Taylor leads the global Business Transformation and Transactions practices and has led hundreds of engagements helping companies improve their strategy, enhance their financial performance and execute on M&A transactions. Ms. Taylor is also responsible for the firm’s Industry specializations, of which Food & Beverage and Consumer Products are two of the dozen industry groups reporting to her. Since 2017, Ms. Taylor has also served as a Chairperson of FTI Capital Advisors, an investment banking subsidiary of FTI Consulting. From 2002 to 2016, she held various leadership roles at FTI Consulting and its affiliates. Prior to joining FTI Consulting, Ms. Taylor spent 12 years at PricewaterhouseCoopers, first as a consultant in Price Waterhouse from 1990 to 1998 and then as a partner from 1998 to 2002, where she founded and led the Telecommunication industry practice within the Financial Advisory Services group. Ms. Taylor holds licenses from FINRA as an investment banker and is a licensed CPA and an ABV (valuation credential).

Key Attributes, Experience and Skills:

Ms. Taylor brings to the Board her extensive background in corporate strategy, business transformation, M&A, finance and accounting, including capital allocation strategies. She also serves on another public company board and has experience serving on the boards of various privately-owned companies.

Age: 55 Director Since: 2022 Hain Board Committees: • Audit • Strategy Current Public Company Boards: • Flowserve Corporation (since August 2020)

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PROPOSAL 1

Dawn M. Zier Chair of the Board, Director

Dawn M. Zier has been a director since September 2017 and has been Chair of the Board since November 2022. Since February 2020, Ms. Zier has been the principal of Aurora Business Consulting, LLC, and advises public and private companies and executives on business transformation, digital/marketing acceleration, leadership and high-performance teams. Ms. Zier was formerly the President and CEO and a member of the board of directors of Nutrisystem, Inc., a leading provider of weight loss solutions and services, from November 2012 until its March 2019 acquisition by Tivity Health, Inc. Ms. Zier then continued with Tivity Health, a leading provider of fitness and social engagement solutions, serving as President/COO and a member of its board of directors, to help with the integration efforts through December 2019. Prior to November 2012, she served in a variety of executive positions at Reader’s Digest Association, a global media and data marketing company, including President of International from 2011 to 2012, President of Europe from 2009 to 2011 and President of Global Consumer Marketing from 2008 to 2009. Ms. Zier received her Corporate Director Certification from Harvard Business School in 2020 and was recognized as a Directorship 100 honoree by the National Association of Corporate Directors in 2022.

Key Attributes, Experience and Skills:

Ms. Zier is qualified to serve on our Board and as our Chair based on her extensive management leadership experience both domestic and international, her significant consumer product and marketing expertise, including e-commerce, her financial acumen, her M&A experience and her food industry expertise. She also has significant knowledge of sound corporate governance practices. These qualifications and experiences make her a valuable contributor to the Board.

Age: 58

Director Since: 2017

Hain Board Committees:

•  Corporate Governance and Nominating

•  Strategy

Current Public Company Boards:

•  Prestige Consumer Healthcare Inc. (since May 2020)

•  Spirit Airlines, Inc.
(since June 2015)

Public Company Boards in Past Five Years:

•  Nutrisystem, Inc.
(November 2012 to March 2019)

•  Purple Innovation, Inc.
(November 2020 to June 2023)

•  Tivity Health, Inc.
(March 2019 to December 2019)

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Board of Directors and

Corporate Governance

The Board of Directors

On an annual basis, the shareholders of the Company elect the Board of Directors, whose primary responsibility is to foster the long-term health, overall success and financial condition of the Company, consistent with its fiduciary duty to our shareholders. The Board serves as the ultimate decision-making body of the Company, except for those matters reserved to or shared with the shareholders. The Board oversees the members of senior management, who are charged by the Board with conducting the business of the Company. In addition, the Board has responsibility for establishing broad corporate policies and overseeing our strategy.

Director Independence

Seven of our eight director nominees, consisting of Richard A. Beck, Neil Campbell, Celeste A. Clark, Shervin J. Korangy, Michael B. Sims, Carlyn R. Taylor and Dawn M. Zier, along with Dean Hollis, who is not standing for reelection to the Board, are “independent directors” as defined in the listing requirements of Nasdaq. Wendy P. Davidson was determined not to be independent because she is our President and CEO, and Mark L. Schiller, who is also not standing for reelection to the Board, was determined not to be independent under the listing requirements of Nasdaq because he was employed as our President and CEO until December 2022.

Board Meetings and Attendance

The Board typically holds regular meetings at least once every quarter and holds special meetings when necessary. During fiscal year 2023, the Board held six meetings. We expect directors to attend Board meetings, each annual meeting of shareholders and meetings of the committees on which they serve. All directors who served during fiscal year 2023 attended at least 83% of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which each such director served during the fiscal year, with an average attendance rate of 97%. All directors who were nominated for election at our last annual meeting of shareholders held on November 17, 2022 attended such annual meeting.

In addition to formal Board meetings, management holds monthly update conference calls for the benefit of the Board. While these regularly scheduled monthly update calls are not conducted as formal Board meetings, they allow the Board and management to remain in frequent contact regarding our financial performance, operations and other important matters and initiatives.

Board Leadership Structure

The Board believes that decisions regarding its leadership structure and the allocation of oversight responsibility are of paramount importance to the Board’s effectiveness. As outlined in the Company’s Corporate Governance Guidelines, our Board of Directors believes that the separation of the roles of Chair and Chief Executive Officer is best practice; however, the Board believes that shareholders are best served if the Board retains flexibility to decide what leadership structure works best for the Company, taking into consideration the Board’s business judgment and the contemporaneous facts and circumstances. Since December 2018, we have separated the roles of Chair and Chief Executive Officer, and the Company has had and continues to have an independent Chair of the Board who is appointed annually by the independent members of the Board. Dean Hollis, an independent member of the Board, served as Chair of the Board from December 2018 to November 2022, at which time Dawn M. Zier, an independent member of the Board, was appointed as Chair of the Board.

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The key responsibilities of the Chair include:

•	Calling meetings of the Board and independent directors;

•	Setting the agenda for Board meetings in consultation with other directors, the CEO and the Corporate Secretary;

•	Chairing meetings of the Board and executive sessions of the independent directors;

•	Engaging with shareholders;

•	Performing the other responsibilities as requested by the Board; and

•	Establishing and maintaining Board culture and fostering collegial discussion among all of the directors.

Our CEO has primary responsibility for the operational leadership and strategic direction of the Company, while the Chair of the Board facilitates the Board’s independent oversight of management, promotes communication between management and the Board, engages with shareholders and leads the Board’s consideration of key governance matters. The Board believes its current leadership structure is appropriate at this time because it effectively allocates authority, responsibility and oversight between management and the independent members of the Board.

Executive Sessions

Independent directors meet in executive session at regularly scheduled meetings of the Board without any members of management present. Ms. Zier, as Chair of the Board, presides over meetings of independent directors.

Director Elections

All directors stand for election annually and are elected by a majority of the votes cast in the case of an uncontested election. Voting is not cumulative.

Director Nomination Process and Shareholder Nominations

Taking into account the recommendations of the Corporate Governance and Nominating Committee, the Board reviews Board composition and considers new director candidates as necessary throughout the fiscal year.

When considering potential director nominees, the Corporate Governance and Nominating Committee reviews desired experience, skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of the Company and the Board. In addition to these minimum requirements, the Corporate Governance and Nominating Committee evaluates director candidates based on a number of qualifications, including displayed ethical standards, integrity, sound business judgment and a willingness to devote adequate time to Board duties. Although we do not have a formal policy regarding Board diversity, the Corporate Governance and Nominating Committee seeks to include members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to the business of the Company. Consistent with past practices, the Board is committed to a strong and diverse membership and to a thorough process to identify those individuals who can best contribute to the Company’s continued success.

The Board of Directors and the Corporate Governance and Nominating Committee begin the process of identifying and evaluating director nominees by seeking recommendations from a wide variety of contacts, including current executive officers and directors, and industry, academic and community leaders. The Board or the Corporate Governance and Nominating Committee may retain a third-party search firm to identify and screen candidates, conduct background checks, prepare biographies for review by the Corporate Governance and Nominating Committee and the Board and assist in scheduling interviews. The Corporate Governance and Nominating Committee and one or more of our other directors interview candidates.

At the end of fiscal 2023, the Corporate Governance and Nominating Committee and the Board conducted a robust search process for a new director. Through that process, the Board sought to enhance and diversify the overall skills and expertise of the Board, with a focus on food industry expertise. Specifically, the Corporate Governance and Nominating Committee analyzed the set of skills demonstrated by the directors on the Board as well as an inventory of desirable skills and attributes for an incoming director to display. The Corporate Governance and Nominating Committee also prioritized candidates with deep

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

branded food industry leadership and experience working with large national and international food and beverage companies. From this skills-and experience-focused analysis, the Corporate Governance and Nominating Committee, with the assistance of the full Board, narrowed the list of potential candidates to target and interview. Given his skills and food industry expertise, Neil Campbell was recommended by a non-management director early in this process and was ultimately appointed to the Board effective September 1, 2023.

The Corporate Governance and Nominating Committee’s charter provides that the Committee shall consider written proposals for director nominees from shareholders in accordance with our Corporate Governance Guidelines and our Amended and Restated By-Laws. The Corporate Governance and Nominating Committee will consider candidates recommended by shareholders, and a shareholder wishing to submit a recommendation should send a letter to our Corporate Secretary at The Hain Celestial Group, Inc., 221 River Street, Hoboken, New Jersey 07030. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Director Nominee Recommendation” and, in order to be considered for the 2024 annual meeting of shareholders, must be received by us no later than May 18, 2024. The letter must identify the author as a shareholder, demonstrate evidence of ownership, provide a complete listing of the candidate’s qualifications to serve on the Board, the candidate’s current principal occupation, most recent five-year employment history, current directorships and a statement that the proposed nominee has consented to the nomination, as well as contact information for both the candidate and the author of the letter.

In addition, our Amended and Restated By-Laws include a proxy access provision that permits shareholders who satisfy certain ownership, notice and informational requirements to submit director nominations for inclusion in the Company’s proxy statement. For more information regarding this process, as well as the process for submitting director nominations and any other business outside of proxy access, shareholders should consult our Amended and Restated By-Laws as well as “Shareholder Proposals and Other Communications” below.

Diversity and Inclusion

Diversity and Inclusion remain key priorities for the Board and the Company. Under the leadership of our Corporate Governance and Nominating Committee, which has been tasked more broadly with formal review of the Company’s Human Capital Management program, including its Diversity and Inclusion initiatives, the Board is focused on recruiting and retaining a diverse management team and ensuring that diverse skills, backgrounds, attributes and experiences are reflected on the Board. This diversity enables the Board to provide meaningful oversight for key strategies and risks and enhances the Board’s ability to bring different insights and experiences to its decision making. It is also reflective of the Company’s consumer base and employee workforce that the Board endeavors to support. Of the eight director nominees, four are female (one of whom is racially diverse) and one is ethnically diverse for a total of five diverse director nominees.

During fiscal year 2023, the Corporate Governance and Nominating Committee received regular updates from management on the Company’s diversity and inclusion initiatives and human capital management efforts. The Corporate Governance and Nominating Committee intends to keep this as a standing agenda item in fiscal year 2024.

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Director Skills, Experience and Qualifications

We seek directors with collective skills and experience to successfully guide the Company and oversee our long-term strategy. Our Corporate Governance and Nominating Committee is committed to identifying directors for nomination with the highest ethical values and integrity, mature judgment, unbiased perspective and the deep expertise necessary to achieve the long-term objectives of shareholders and provide the proper oversight and counsel to the Company. As part of this process and in consultation with the Board, the Corporate Governance and Nominating Committee has identified the following skills and experience among the director nominees that the committee believes are necessary for the Board to fulfill its current and future obligations and support the Company’s unique long-term strategy.

Skills and Qualifications	Richard A. Beck	Neil Campbell	Celeste A. Clark	Wendy P. Davidson	Shervin J. Korangy	Michael B. Sims	Carlyn R. Taylor	Dawn M. Zier

Executive Leadership Experience	◼	◼			◼	◼	◼

Public Company Board			◼	◼	◼		◼	◼

Industry Experience	◼	◼	◼	◼		◼		◼

International	◼		◼	◼	◼	◼	◼	◼

Operational Experience				◼	◼	◼	◼	◼

Financial and Accounting Expertise				◼	◼		◼	◼

Risk and Crisis Management	◼		◼	◼	◼	◼	◼	◼

Marketing/Brand Building		◼		◼	◼			◼

Digital/E-Commerce				◼		◼	◼	◼

M&A Experience			◼	◼		◼		◼

Human Capital/Culture Management			◼	◼	◼		◼	◼

Sustainability/ESG	◼	◼		◼			◼	◼

∎ = director possesses the skill / experience / expertise

= area for which the Board particularly draws upon the director’s deep expertise

Committees of the Board

The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and the Strategy Committee. All members of each of the standing committees are independent directors, as defined in the applicable listing rules for companies listed on Nasdaq. The Board of Directors has adopted a written charter for each committee, current copies of which are available on our website at hain.com under Investors — Corporate Governance.

The Audit Committee

The Audit Committee’s primary purpose is to assist the Board’s oversight of (1) the integrity of the Company’s financial statements, (2) the independent auditor’s qualifications, independence and performance, (3) the Company’s information security processes and procedures, and (4) the performance of the Company’s internal controls and procedures. In fulfilling its purpose, the Committee’s principal duties include appointing, retaining and terminating our independent auditor, overseeing the work of and evaluating the independence of the independent auditor, reviewing with the independent auditor their reports as well as oversight responsibilities with respect to our financial statements, disclosure practices, accounting policies and procedures.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our Audit Committee is composed of Richard A. Beck, Michael B. Sims and Carlyn R. Taylor, with Mr. Sims acting as Chair. The Board has determined that each member of the Audit Committee (1) is “independent” as defined by applicable SEC rules and the listing rules of Nasdaq applicable to Board and committee service, (2) has not participated in the preparation of our financial statements or those of any of our current subsidiaries at any time during the past three years and (3) is able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. In addition, the Board has determined that each of Mr. Sims and Ms. Taylor is an “audit committee financial expert” as defined by applicable SEC rules. Audit Committee members are not permitted to serve on the audit committees of more than two other public companies. During fiscal year 2023, the Audit Committee held nine meetings. See “Report of the Audit Committee” on page 64 below.

The Compensation Committee

The Compensation Committee reviews and approves all compensation arrangements for our CEO and our other executive officers, including employment agreements, base salaries, annual and long-term incentive arrangements, the form and amount of equity awards, and severance and change-in-control arrangements. The Compensation Committee’s duties include reviewing our compensation strategy on an annual basis to ensure that such strategy supports our objectives and shareholder interests and that executive officers are rewarded in a manner consistent with such strategy. The Compensation Committee also administers our policies regarding the recoupment of incentive compensation (“clawback policies”).

Our Compensation Committee is composed of Celeste A. Clark, Shervin J. Korangy and Michael B. Sims, with Ms. Clark acting as Chair. The Board has determined that each member of the Compensation Committee is “independent” as defined by the listing rules of Nasdaq applicable to Board and committee service. During fiscal year 2023, the Compensation Committee held seven meetings.

Our Compensation Committee is authorized to engage an independent compensation consultant with respect to executive and director compensation matters. For fiscal year 2023, the Compensation Committee engaged ClearBridge Compensation Group, LLC (“ClearBridge”) as its independent compensation consultant. The Compensation Committee has assessed the independence of ClearBridge pursuant to the applicable Nasdaq rules and determined that its engagement does not raise any conflict of interest.

The Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee’s duties require the committee to, among other things, (1) identify individuals qualified to serve on the Board and to recommend that the Board select director nominees to be considered for election at our next annual meeting of shareholders or to be appointed by the Board to fill an existing or newly created vacancy on the Board, (2) identify members of the Board to serve on each Board committee and to serve as Chair thereof and recommend each such member and Chair to the Board, (3) develop and revise, as appropriate, our Corporate Governance Guidelines and recommend such guidelines or the revision of such guidelines to the Board, (4) oversee our strategy on global ESG and corporate citizenship, including evaluating the impact of our practices on communities and individuals, (5) oversee the evaluation by the Board of itself and its committees, (6) review and assess the management succession plan for the CEO and the leadership team, and (7) review the Company’s Human Capital Management program, including its Diversity and Inclusion initiatives.

Our Corporate Governance and Nominating Committee is composed of Richard A. Beck, Celeste A. Clark, Dean Hollis and Dawn M. Zier, with Mr. Beck acting as Chair. The Board has determined that each member of the Corporate Governance and Nominating Committee is “independent” as defined in the listing rules of Nasdaq applicable to Board and committee service. During fiscal year 2023, the Corporate Governance and Nominating Committee held five meetings.

The Strategy Committee

The purpose of the Strategy Committee is to (1) continuously evaluate various strategic alternatives for the Company and its portfolio of brands and make recommendations to the Board of Directors regarding such alternatives and (2) provide input to the Company’s management in their development of the Company’s long-term corporate strategy. In fiscal year 2023, the Strategy Committee led the Board’s oversight of the Company’s new, multiyear transformation plan, Hain Reimagined, which

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centers on identifying ways to leverage synergies across regions, simplify and optimize processes, enhance our capabilities, strengthen our end-to-end supply chain, and fuel our brand-building initiatives.

Our Strategy Committee is composed of Neil Campbell, Dean Hollis, Shervin J. Korangy, Carlyn R. Taylor and Dawn M. Zier, with Mr. Korangy acting as Chair. The Strategy Committee meets at least quarterly on a formal basis and also meets informally between meetings as appropriate to discuss updates on the Company’s strategy and potential strategic transactions. During fiscal year 2023, the Strategy Committee held seven formal meetings.

Committee Composition

The members and Chairs of the committees as of the date of this proxy statement are summarized in the table below:

Director	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee	Strategy Committee

Richard A. Beck	◼		CHAIR

Neil Campbell				◼

Celeste A. Clark		CHAIR	◼

Dean Hollis*			◼	◼

Shervin J. Korangy		◼		CHAIR

Michael B. Sims	CHAIR	◼

Carlyn R. Taylor	◼			◼

Dawn M. Zier			◼	◼
*	Not standing for reelection.

Board Role in Risk Oversight

The Board, its respective committees and management share in the responsibility of providing oversight over the Company’s operations and day to day business. A summary of the allocation of the risk oversight functions among the Board is as follows:

The Board of Directors

The Board’s role is to engage in informed oversight of, and provide direction with respect to, risk management. In its oversight role regarding risk management, the Board focuses on understanding the nature of our enterprise risks, including:

1.	Risks to global operations

2.	Overall financial risks

3.	Strategic direction

The Board receives regular updates regarding the Company’s progress against its annual operating plan and reviews quarterly updates regarding the related risks and opportunities. The Board maintains control over significant transactions and decisions that require Board approval for certain corporate actions (including acquisitions, divestitures, restructurings and uses of the Company’s capital, in each case to the extent material to the Company).

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Committees of the Board of Directors

The Audit Committee

•  Oversees major financial risk exposures and the steps management has taken to monitor and control those exposures

•  Oversees financial reporting processes and internal controls

•  Oversees risks relating to the Company’s information security processes and procedures as well as the Company’s compliance with information technology-related internal controls

•  Oversees the Company’s response to major litigation and other legal contingencies

•  Regularly reviews compliance matters and monitors compliance with the Code of Conduct

•  Oversees review of other enterprise risks as delegated by the full Board, which is ultimately responsible for the oversight of the enterprise risk management process

The Compensation Committee

•  Oversees risks relating to the Company’s compensation programs and policies

•  Engages an independent consultant to assist in reviewing compensation related risks to ensure that the Company’s compensation programs and policies are not likely to lead to excessive risk taking that could have a material adverse effect on the Company

•  Reviews third-party benchmarking to inform compensation related decision making

•  Reviews Company policies with respect to certain employee benefits

•  Administers the Company’s clawback policies

The Corporate Governance

and Nominating Committee

•  Oversees risks relating to corporate governance and reviews the Company’s Corporate Governance Guidelines and their implementation

•  Oversees Board composition and assesses the need for succession planning

•  Oversees the succession planning for the executive leadership team

•  Oversees the Company’s Human Capital Management program, including issues relating to Diversity and Inclusion

•  Oversees the Company’s ESG Program and risks related to sustainability and the Company’s corporate responsibility initiatives

Information Security

The Audit Committee oversees risks relating to the Company’s information security processes and procedures. The Audit Committee is actively engaged in the oversight of management’s review of its information security program and risk mitigation actions. On a periodic basis, the Company’s Chief Information Officer, with oversight responsibility for the Company’s Information Security team, meets with the Audit Committee to provide updates on the Company’s policies, procedures, training initiatives, and audits conducted to monitor the Company’s information security program. In addition, the Audit Committee receives updates regarding third-party audits that are conducted to assess penetration testing and assess overall program maturity.

Board Oversight for ESG

The Corporate Governance and Nominating Committee oversees the Company’s global ESG strategy on behalf of the Board, including evaluating the impact of Company practices on its employees, consumers, customers and other key stakeholders. The Corporate Governance and Nominating Committee presents ESG-related recommendations to the overall Board for its consideration.

All members of the Corporate Governance and Nominating Committee have ESG experience, with two members specifically having prior sustainable supply chain and corporate ESG experience. The Corporate Governance and Nominating Committee is actively involved in monitoring the execution of our ESG strategy and conducts quarterly working sessions to review and provide input into ESG plans, goals, and strategies for our business. ESG is regularly a part of the agenda at meetings of the Corporate Governance and Nominating Committee, with a focus on the progress the Company has made toward its ESG goals.

Climate and other ESG-related reporting and disclosure requirements are evolving rapidly both in the United States and internationally. The Board will continue to evaluate which of its committees will oversee our ESG strategy and our ESG-related reporting and disclosure compliance as we head into a critical time when we expect to enhance our procedures and controls to ensure compliance with developing complex ESG-related requirements across the globe.

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Board and Committee Self-Evaluations

Pursuant to our Corporate Governance Guidelines and committee charters, the Board and its committees annually conduct self-assessments. The Corporate Governance and Nominating Committee oversees the process and reviews the content and format of the evaluations to help ensure that the feedback solicited is relevant and appropriate. Self-evaluation topics generally include, among other matters, Board and committee composition and structure, effectiveness of the Board and committees, meeting agendas and governance and Board interaction with management. The results of these assessments are discussed with the full Board and each Committee respectively, and based on the results, the Board and the Committees implement enhancements and other modifications as appropriate. Individual feedback is provided to Board members by the Chair of the Board.

Management Succession Planning

Our Corporate Governance and Nominating Committee plays a strategic role in the oversight of talent management and succession planning for the Chief Executive Officer, other executive officer positions and senior leadership roles across the company. On at least an annual basis, the Corporate Governance and Nominating Committee reviews the Company’s succession plan, which includes a discussion regarding transition and succession in the case of an emergency or unplanned vacancy. In 2022 and 2023, the Corporate Governance and Nominating Committee played an integral role in sourcing, evaluating and ultimately recommending successors to our former President and Chief Executive Officer, Mark L. Schiller, and our former Executive Vice President and Chief Financial Officer, Christopher J. Bellairs.

Director Orientation and Continuing Education

Our Corporate Governance Guidelines require the Company to maintain an orientation process to onboard new directors. As part of this process, the Company’s management conducts an orientation program for new directors, and each new director receives materials and briefings to permit such director to become familiar with the Company’s business, finances, corporate governance and compensation practices and policies. The Company also provides, on an ongoing basis, additional opportunities for directors to further familiarize themselves with the Company’s business, finances and operations, which may include, among other things, presentations from members of management of the Company and visits to the Company’s operational sites.

In addition, the Company arranges for outside speakers to speak at Board and committee meetings on topics relevant to the Company’s business, and directors are encouraged to attend a variety of external continuing education programs at the Company’s expense, including programs offered by the National Association of Corporate Directors. Directors participate in such educational opportunities to stay abreast of best practices in corporate governance and the latest trends on subject matters relevant to the Company and its business.

Website Access to Corporate Governance Documents

We have adopted a “Code of Ethics,” as defined in the regulations of the SEC, which applies to all of our directors and employees, including our principal executive officer, principal financial officer and principal accounting officer. Copies of the charters for committees of our Board, as well as our Corporate Governance Guidelines and Code of Business Conduct and Ethics, are available free of charge on our website at hain.com under Investors — Corporate Governance or by writing to Investor Relations, The Hain Celestial Group, Inc., 221 River Street, Hoboken, New Jersey 07030. If the Company ever were to amend or waive any provision of its Code of Business Conduct and Ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, the Company intends to satisfy its disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on its website set forth above rather than by filing a Current Report on Form 8-K. The information on our website is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any of our other filings made with the SEC.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Compensation of Directors

Our compensation program for non-employee directors is designed to:

•	Attract and retain highly qualified non-employee directors;

•	Fairly compensate non-employee directors for work required in a company of our size and scope; and

•	Align the interests of non-employee directors with those of our shareholders by paying a significant portion of non-employee director compensation in the form of equity awards.

Each year, the Compensation Committee and our Board review and determine compensation for our non-employee directors with the assistance of ClearBridge, the Compensation Committee’s independent compensation consultant. On a periodic basis, ClearBridge provides the Compensation Committee with an assessment of trends and developments in director compensation practices and benchmarks our director compensation program against our compensation peer group.

Annual non-employee director compensation covers the period of service between annual meetings of shareholders. With respect to the period from our 2022 annual meeting of shareholders (the “2022 Annual Meeting”) to the 2023 Annual Meeting, the Compensation Committee recommended, and the Board approved, maintaining the prior year’s compensation levels. Accordingly, the compensation program for the period from the 2022 Annual Meeting to the 2023 Annual Meeting remained unchanged and is set forth below.

Compensation Component*	Amount ($)

Annual base retainer for all non-employee directors	53,000

Additional annual fee for Chair of the Board	100,000

Additional annual fee for Chairs of Audit Committee and Strategy Committee	20,000

Additional annual fee for Chairs of Compensation Committee and Corporate Governance and Nominating Committee	15,000

Additional annual fee for non-Chair committee members	5,000

Annual base restricted share unit award for all non-employee directors	170,000

*	Non-employee directors can elect to forgo cash components of their compensation and receive 100% of their compensation in Company restricted share units.

Fiscal Year 2023 Director Compensation

The following table sets forth the compensation paid by us to our non-employee directors during the fiscal year ended June 30, 2023. In accordance with SEC rules, cash fees forgone at the election of a director are included in the Fees Earned or Paid in Cash column.

Name[1]	Fees Earned or Paid in Cash[2] ($)	Stock Awards3, [4] ($)	Total ($)

Richard A. Beck	68,000	170,000	238,000

Celeste A. Clark	68,000	170,000	238,000

Dean Hollis[5]	113,000	170,000	283,000

Shervin J. Korangy	78,000	170,000	248,000

Michael B. Sims	78,000	170,000	248,000

Carlyn R. Taylor	50,833	170,000	220,833

Glenn W. Welling[6]	36,500	—	36,500

Dawn M. Zier	118,000	170,000	288,000

1

Directors who are also employees of the Company receive no additional compensation for their service on our Board. Accordingly, Wendy P. Davidson, our current President and CEO, did not receive any compensation under the Company’s compensation program for non-employee directors.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Mark L. Schiller remained a non-employee director following his departure as President and CEO. In furtherance of the mutual desire of the Company and Mr. Schiller to ensure a smooth transition of his responsibilities to Ms. Davidson, to be accomplished in part through Mr. Schiller’s continued service on the Board following his departure as President and CEO, and in lieu of participating in the Company’s compensation program for non-employee directors, a prorated portion (50%) of the performance share units granted to Mr. Schiller under the Company’s 2023-2025 Long Term Incentive Program remain outstanding (based on the period of Mr. Schiller’s service as President and Chief Executive Officer in fiscal year 2023) and are eligible to vest based on actual achievement of the relative and absolute total shareholder return goals through the full performance period, subject to Mr. Schiller’s continued service on the Board through the earlier of the 2023 Annual Meeting or any earlier date mutually agreed between Mr. Schiller and the Board for Mr. Schiller’s departure from the Board. For additional details regarding such equity awards, see “Potential Payments upon Termination or Change in Control,” which begins on page 49. Mr. Schiller is not standing for reelection to the Board at the 2023 Annual Meeting. Compensation paid to Ms. Davidson and Mr. Schiller in connection with their employment is set forth in the Summary Compensation Table on page 44. Neil Campbell is not reflected in this table as he joined the Board in fiscal 2024.

2

Cash fees are paid quarterly in February, May, August and November. Under SEC rules, cash fees forgone at the election of a director are required to be included in the Fees Earned or Paid in Cash column. The entire amounts reported in this column for Richard A. Beck, Celeste A. Clark, Dean Hollis, Shervin J. Korangy, Michael B. Sims, Carlyn R. Taylor and Glenn W. Welling were paid in the form of Company restricted share units at their election. The amounts shown in the Fees Earned or Paid in Cash column may not precisely match a director’s annual cash fee rate that was in effect for the fiscal year due to the timing of the payment cycle for director compensation.

3

The amounts shown in the Stock Awards column represent the grant date fair value of stock awards granted during the fiscal year, calculated in accordance with FASB ASC Topic 718. The assumptions used by the Company in calculating these amounts are included in Note 2 (under the heading “Stock-Based Compensation”) and Note 13 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023. The amounts shown in the Stock Awards column omit cash fees elected to be received in the form of Company equity awards, which are reported in the Fees Earned or Paid in Cash column under SEC rules. See footnote 2 above. Accordingly, the amounts shown in the Stock Awards column represent the grant date fair value of the annual base restricted share unit award for non-employee directors.

4

The total number of shares underlying outstanding stock awards for each non-employee director as of June 30, 2023 was as follows: Richard A. Beck (11,930 shares), Celeste A. Clark (11,930 shares), Dean Hollis (11,439 shares), Shervin J. Korangy (12,175 shares), Michael B. Sims (12,175 shares), Carlyn R. Taylor (11,439 shares), Glenn W. Welling (0 shares) and Dawn M. Zier (8,346 shares). All such awards are restricted share units that are scheduled to vest on October 26, 2023, the date of the 2023 Annual Meeting.

5	Mr. Hollis is not standing for reelection to the Board at the 2023 Annual Meeting.
6	Mr. Welling’s service as a director ended on November 17, 2022.

Director Stock Ownership Guidelines

The Board strongly believes that directors should have a meaningful ownership interest in the Company and, to that end, has implemented stock ownership guidelines for our directors. The ownership guidelines require directors to own, at a minimum, the value of five times the annual cash retainer for non-employee directors (excluding additional cash compensation to the Chair of the Board, committee Chairs and committee members) in shares of the Company’s common stock.

Directors are expected to achieve the ownership guideline within five years of joining the Board (the “Guideline Compliance Period”) and to show progress toward achieving the ownership guideline during the Guideline Compliance Period. Directors are generally prohibited from disposing of shares of common stock if, following the disposition, the director would be below the ownership guideline or, if during the Guideline Compliance Period, would not be on track to achieve the ownership guideline within the Guideline Compliance Period.

Directors may satisfy their ownership guidelines only through (1) shares of common stock owned directly by the director, (2) shares of common stock underlying time-vesting RSUs or restricted stock (whether or not vested or settled) held by the director and (3) shares of common stock owned by the director’s immediate family members residing in the same household (or through trusts for their benefit).

All directors are currently in compliance with the guidelines.

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Executive Officers

The following information describes the background and business experience of our executive officers as of the date of this proxy statement:

Wendy P. Davidson President and Chief Executive Officer Age: 53	A description of Ms. Davidson’s background and business experience is provided under “Proposal 1: Election of Directors,” which begins on page 9.

Lee A. Boyce Executive Vice President and Chief Financial Officer Age: 58

Lee A. Boyce has served as our Executive Vice President and Chief Financial Officer since September 2023. Prior to joining the Company, Mr. Boyce served as Chief Financial Officer of Hearthside Food Solutions LLC, an international contract manufacturer and bakery, from September 2021 to September 2023 with responsibility for the company’s finance, global systems, procurement and legal organizations. Prior to Hearthside, Mr. Boyce served as CFO, Executive Vice-President of WernerCo, an international manufacturer and distributor of climbing products and systems, fall protection equipment, jobsite storage and commercial vehicle storage, from January 2019 to August 2021 with responsibility for the company’s financial and IT organizations. Prior to WernerCo, Mr. Boyce served as CFO, Senior Vice-President of American Hotel Register Company, the largest global supplier to the hospitality industry, from 2015 to January 2019, heading its finance, strategy, analytics, sales operations and IT departments. Prior to that, Mr. Boyce served in various finance roles of increasing responsibility in commercial, strategy, supply chain, and transformation at Mondelēz International / Kraft Heinz from 1995 to 2015, most recently as CFO, Vice-President of Finance, Beverages from 2013 to 2015. Mr. Boyce began his career at Ernst & Young as a Senior Auditor and Management Consultant. Mr. Boyce is a Certified Public Accountant, a Certified Management Accountant and a Chartered Global Management Accountant.

Wolfgang Goldenitsch, PhD President, International Age: 47

Wolfgang Goldenitsch, PhD, has been head of the Company’s International business since January 2019, currently with the title of President, International. He previously served as Chief Executive Officer, Hain Europe from October 2017 to January 2019 and as Head of Grocery and Non-Dairy Operations, Europe from July 2015 to October 2017. Mr. Goldenitsch joined the Company in 2015 upon the Company’s acquisition of Mona Group, a manufacturer of plant-based foods and beverages with facilities in Germany and Austria, where he served as CEO from 2011 to 2015 and as Managing Director from 1999 to 2007. Mr. Goldenitsch served as Managing Director of SENNA Nahrungsmittel GmbH & Co KG, an Austrian producer of food products, from 2007 to 2011.

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EXECUTIVE OFFICERS

Steven R. Golliher Global Chief Supply Chain Officer Age: 60

Steven R. Golliher has served as our Global Chief Supply Chain Officer since February 2023 and was appointed as an executive officer in August 2023. Mr. Golliher oversees the Company’s end-to-end Supply Chain function, including manufacturing, distribution, logistics, procurement, and safety across a global network. He has responsibility for productivity and cost management, procurement, and addressing supply chain challenges and embedding efficiency and planning principles to the supply chain infrastructure across Hain globally. Prior to becoming Global Chief Supply Chain Officer, Mr. Golliher served as Chief Supply Chain Officer for North America from May 2022 to February 2023 and Senior Vice President, Supply Chain from August 2021 to May 2022. Prior to joining the Company, Mr. Golliher worked at PepsiCo, Inc. for 35 years, most recently serving as Vice President of Supply Chain at Frito-Lay from 2006 to January 2021. There he led and championed transformational programs and business plans, leading multiple manufacturing facilities, plant warehouses, and distribution centers across multiple states and regions.

Kristy M. Meringolo Executive Vice President, Chief Legal and Corporate Affairs Officer, Corporate Secretary Age: 42

Kristy M. Meringolo has served as head of our Legal Department since April 2018 and as Corporate Secretary since May 2019. She has had the title of Executive Vice President, Chief Legal and Corporate Affairs Officer and Corporate Secretary since February 2023. She previously held the titles of Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer from August 2021 to February 2023; Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer from May 2019 to August 2021; Senior Vice President, General Counsel and Chief Compliance Officer from April 2018 to May 2019; and Senior Vice President, Senior Litigation Counsel and Chief Compliance Officer from April 2017 to April 2018. Ms. Meringolo oversees all legal and corporate affairs of the Company, including corporate compliance initiatives, and she serves as the executive sponsor for the Company’s corporate ESG program. Prior to joining the Company, from 2011 to April 2017, Ms. Meringolo worked at Avon Products, Inc. in a series of roles of increasing responsibility, with her most recent role as Vice President, Associate General Counsel, Litigation, Marketing and Intellectual Property where she oversaw legal responsibilities for a variety of matters including litigation, government investigations and providing counsel to the Ethics and Compliance team. Previously, Ms. Meringolo was an attorney at the law firm DLA Piper LLP (US), where she practiced litigation law and advised clients on corporate compliance initiatives.

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Executive Compensation

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis (“CD&A”) explains our overall compensation philosophy and approach, describes the material components of our executive compensation programs and details the determinations made by the Compensation Committee for the compensation awarded with respect to the Company’s fiscal year ended June 30, 2023 to the following current and former executive officers (our “named executive officers” or “NEOs”):

Executive	Position

Wendy P. Davidson	President and Chief Executive Officer

Wolfgang Goldenitsch	President, International

Kristy M. Meringolo	Executive Vice President, Chief Legal and Corporate Affairs Officer, Corporate Secretary

Mark L. Schiller*	Former President and Chief Executive Officer

Christopher J. Bellairs*	Former Executive Vice President and Chief Financial Officer

David J. Karch*	Former Executive Vice President and Chief Operating Officer

*

Mr. Schiller served as President and Chief Executive Officer until December 31, 2022. Mr. Bellairs served as Executive Vice President and Chief Financial Officer until September 5, 2023 and will remain as an employee at the Company through November 20, 2023 to assist with the transition of his responsibilities. Mr. Karch served as Executive Vice President and Chief Operating Officer until February 6, 2023.

Overview

Despite making significant progress during the year, we did not meet all of the financial objectives we set out to achieve during fiscal year 2023. For our total Company goals applicable to most NEOs under our Annual Incentive Plan, our Adjusted EBITDA performance did not meet the threshold goal, while Net Sales performance met the threshold goal but not the target goal. Considering that financial performance together with performance against strategic measures that met expectations, the total Company payout percentage under our Annual Incentive Plan, prior to the application of individual modifiers, was 43.4% in fiscal year 2023.

Because a substantial percentage of the compensation for our NEOs is based on the success of our Company, the compensation realized by our NEOs as a whole during fiscal year 2023 was commensurate with our Company performance. The Compensation Committee believes that this demonstrates our commitment to link pay and performance and align the interests of our NEOs with the long-term interests of our shareholders.

As discussed below under the heading “CEO Transition,” the Compensation Committee provided a competitive compensation package to attract Ms. Davidson to the Company. As with the other current NEOs, the majority of Ms. Davidson’s ongoing target annual compensation will be strongly tied to Company performance.

Shareholder Feedback on Compensation

Our Board, the Compensation Committee and our management team value shareholder perspectives on our executive compensation program and consider the outcome of the annual shareholder advisory vote on executive compensation — the “Say on Pay” vote. At our 2022 Annual Meeting in November 2022, the compensation of our named executive officers was approved by 81% of votes cast.

We strive for higher levels of approval of our compensation program. Based on discussions with shareholders, we believe a significant reason we failed to gain higher approval last year was concern by some shareholders regarding the special recognition restricted share units (“RSUs”) granted to certain officers and employees in November 2021 with 100% cliff vesting

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EXECUTIVE COMPENSATION

on December 31, 2023. While the Compensation Committee believes that those special recognition grants played an important role in the retention of critical executives and employees at that time, the Compensation Committee values the feedback received from our shareholders and closely evaluated the compensation program for fiscal year 2023. The Compensation Committee did not make any retention equity awards during fiscal year 2023 to executive officers. As discussed below under “CEO Transition,” the Compensation Committee did grant the New CEO Make-Whole RSUs (as defined below) to Ms. Davidson in order to make whole compensation she would forfeit by leaving her then-employer, which the Compensation Committee determined was a customary and necessary component in attracting a qualified new CEO and distinguishable from grants made to existing employees.

Overall, the Compensation Committee determined that the Company’s executive compensation philosophy, compensation objectives and compensation elements continued to be appropriate for fiscal year 2023.

CEO Transition

As part of leadership transition planning during the early part of fiscal year 2023, the Board and the Compensation Committee were aligned on attracting a seasoned consumer packaged goods executive — one with a successful track record of driving growth, reducing complexity and developing talent — to lead the Company through the next phase of its strategy. The Board and the Compensation Committee also recognized the need to provide a competitive compensation package to attract the eventual candidate, Ms. Davidson, to the Company. The Compensation Committee ultimately offered Ms. Davidson a compensation package that the Compensation Committee believes fairly compensates Ms. Davidson relative to peers and also aligns with shareholder interests and expectations. The Compensation Committee also took into account Mr. Schiller’s overall compensation level and determined that Ms. Davidson’s compensation should start below Mr. Schiller’s level, which had increased in the ordinary course during his tenure with the Company.

Target Annual Compensation

Specifically, consistent with our compensation philosophy of having a majority of executive compensation dependent on the success of our Company so that the interests of our executives are aligned with the long-term interests of our shareholders, Ms. Davidson’s initial target annual compensation includes the following components:

•	Annual base salary of $925,000,

•	Target annual performance-based bonus of 125% of base salary, or $1,156,250, and

•	Target annual long-term incentive value, all of which is at-risk and a majority of which is performance based, of $3,000,000.

Ms. Davidson’s annual bonus opportunity and long-term incentive awards for fiscal year 2023 were prorated at 50% based on her start date of January 1, 2023.

Make-Whole Awards

To attract a candidate of Ms. Davidson’s caliber, the Compensation Committee also determined that it was necessary and appropriate to remove compensation considerations at her then-current employer. Accordingly, to make Ms. Davidson whole for compensation she would forfeit by leaving her then-current employer, the Compensation Committee awarded Ms. Davidson (1) a one-time make-whole RSU award valued at $1,600,000 (which resulted in 95,321 RSUs), vesting in one-third (1/3) installments on each of the first, second and third anniversaries of January 1, 2023, the start of Ms. Davidson’s employment (the “New CEO Make-Whole RSUs”), subject to her continued employment and certain accelerated vesting terms upon specified terminations, and (2) a one-time make-whole cash signing bonus of $960,000 (the “New CEO Make-Whole Bonus”), subject to prorated recoupment if Ms. Davidson is terminated by the Company for Cause (as defined in her employment agreement) or voluntarily terminates her employment other than for Good Reason (as defined in her employment agreement) within the first 24 months following the start of her employment. The New CEO Make-Whole RSUs and New CEO Make-Whole Bonus were intended to be economically equivalent to the compensation forfeited by Ms. Davidson as a result of her leaving her then-current employer and joining the Company as CEO.

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EXECUTIVE COMPENSATION

Additional Benefits

Lastly, the Compensation Committee provided Ms. Davidson with certain one-time and temporary benefits in connection with her hiring. The Company reimbursed Ms. Davidson $10,000 for legal fees incurred in connection with the negotiation of her employment agreement and related documents. Additionally, for three months, Ms. Davidson received an allowance of $5,000 per month to cover costs she incurred to travel between her principal residence and the Company’s former headquarters and for temporary housing near the Company’s former headquarters. The allowance was suspended after the Company vacated its former headquarters in March 2023. The Compensation Committee determined that these limited benefits were customary benefits to provide to a new CEO and were necessary to attract Ms. Davidson to join the Company.

For a description of the payments and benefits that Mr. Schiller is receiving in connection with his departure from the Company, see “Potential Payments upon Termination or Change in Control,” which begins on page 49.

Executive Compensation Practices at a Glance

What We Do ✓		What We Do NOT Do ✖

✓	DO align annual incentive pay and performance by linking annual incentive compensation to the achievement of performance goals tied to Company strategic objectives	✖	NO guaranteed cash incentives, equity compensation or salary increases for NEOs except in limited scenarios in connection with their hiring

✓	DO have a majority of executive compensation at risk based on corporate performance	✖	NO single trigger acceleration upon a change in control for equity awards granted to NEOs

✓	DO align long-term incentive pay and performance by linking a portion of long-term compensation to the achievement of relative and absolute TSR goals	✖	NO acceleration of performance-based equity awards without regard to performance goals, with any acceleration upon a qualifying termination of employment subject to the attainment of performance goals measured through the date of the acceleration event

✓	DO cap payouts for annual incentive and LTIP awards	✖	NO executive pension or executive retirement plans for any of our U.S.-based NEOs

✓	DO maintain rigorous stock ownership guidelines (6x base salary for the CEO, 3x base salary for executive officers and other Executive Vice Presidents and 5x annual cash retainer for non-employee directors)	✖	NO compensation or incentives that encourage unnecessary or excessive risk taking

✓	DO maintain clawback policies with respect to cash and equity incentive compensation, including mandatory clawback of incentive compensation in the event of an accounting restatement	✖	NO tax gross ups

✓	DO conduct annual compensation review and approval of our compensation philosophy and strategy	✖	NO pledging of any of our securities by directors, executive officers or other employees

✓	DO appoint a Compensation Committee comprised solely of independent directors	✖	NO hedging or derivative transactions by directors, executive officers or other employees involving our securities

✓	DO use an independent compensation consultant engaged by our Compensation Committee	✖	NO material perquisites; limited one-time and temporary benefits for new CEO in connection with her hiring; customary home country benefits for one NEO based in Europe

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EXECUTIVE COMPENSATION

Compensation Philosophy and Objectives

Compensation Philosophy

We believe a majority of the compensation for our NEOs should be dependent on the success of our Company so that the interests of our NEOs are aligned with the long-term interests of our shareholders. Accordingly, a majority of executive compensation is designed to be “at risk” and dependent on achieving quantitative performance goals. The Compensation Committee reviews our compensation design and philosophy on at least an annual basis to ensure that our executive compensation program continues to support the Company’s strategy, objectives and shareholder interests.

Executive Compensation Program Objectives

We provide a competitive total compensation package to our executive management team through a combination of base salary, annual incentives, long-term incentives and other compensation, as well as severance and change-in-control arrangements.

The primary objectives of our executive compensation program are to:

•	Attract, motivate and retain key employees with outstanding talent and ability;

•	Align the interests of our executives with the interests of our shareholders;

•	Reward performance, with a meaningful portion of compensation tied to Company goals;

•	Promote the creation of long-term shareholder value; and

•	Structure executive compensation in a manner that promotes our strategic, financial and operating performance objectives, without encouraging unnecessary or excessive risk taking.

Our compensation elements are designed to achieve the objectives set forth above as follows:

•	Base salary and benefits are designed to attract and retain executives by providing regular and continued payments that are appropriate for their position, experience and responsibilities;

•

Annual performance-based awards are designed to focus our executives on objectives each year that are generally operational and drive specific performance needed to achieve short-term targets that are part of our long-term growth and profitability goals;

•	Long-term incentives are designed to align our executives’ interests with those of our shareholders and to motivate executives to generate value for our shareholders over the long term; and

•

Severance and change-in-control arrangements are designed to mitigate the distraction of our key executives when faced with a potential change in control or other possible termination situations and to facilitate our ability to attract and retain executives as we compete for talented individuals in a marketplace where such protections are commonly offered.

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EXECUTIVE COMPENSATION

Target Annual Compensation Mix

The following charts show the mix of fixed and at risk target annual compensation for our CEO and for our other NEOs who were employed at June 30, 2023 as a group (Messrs. Bellairs and Goldenitsch and Ms. Meringolo). Fixed compensation represents annual base salaries in effect for fiscal year 2023. At risk compensation is comprised of target annual bonuses under the Annual Incentive Plan and the annual target value of the NEOs’ awards under the 2023-2025 Long-Term Incentive Program (in each case annualized to a full year for Ms. Davidson). Compensation in the charts below reflects target annual compensation, and therefore does not include the value of the one-time New CEO Make-Whole RSUs or the New CEO Make-Whole Bonus.

Fixed vs. At Risk Compensation

How Executive Pay is Established

Role of the Compensation Committee

The Compensation Committee reviews and approves all compensation arrangements for our CEO and our other executive officers, including employment agreements, base salaries, annual and long-term incentive arrangements, the form and amount of equity awards, and severance and change-in-control arrangements. The Compensation Committee’s duties include reviewing our compensation strategy on an annual basis to ensure that such strategy supports our objectives and shareholder interests and that executive officers are rewarded in a manner consistent with such strategy.

Our Compensation Committee is authorized to engage an independent compensation consultant to assist the Compensation Committee with its roles and responsibilities. For fiscal year 2023, the Compensation Committee engaged ClearBridge Compensation Group, LLC (“ClearBridge”) as its independent compensation consultant.

Role of Management

From time to time, members of our Human Resources, Finance and Legal departments work with our CEO to recommend certain terms of our compensation plans and programs to the Compensation Committee, to develop financial and other goals that are utilized under those programs and to prepare analyses to assist the Compensation Committee in making its decisions.

Our CEO makes recommendations to the Compensation Committee regarding compensation determinations for other executive officers, but does not participate in compensation determinations regarding her own compensation. Our CEO is subject to the same Company performance goals as our other executive officers, all of which are determined and approved by the Compensation Committee.

Benchmarking / Peer Group

A key objective of our executive compensation program is to ensure that total direct compensation is competitive with the companies against which we compete for talent. The Compensation Committee uses compensation data from a peer group as general guidance and as one of many factors that inform its judgment of appropriate compensation parameters for target compensation levels. When using peer group data, the Compensation Committee references the 50th percentile, recognizing that the specific positioning for each NEO is determined on a case-by-case basis considering multiple factors.

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EXECUTIVE COMPENSATION

Each year, the Compensation Committee evaluates its previously-selected peer group and determines which companies best reflect the Company’s competitors for talent. In advance of fiscal year 2023, the Compensation Committee, with the assistance of ClearBridge, conducted its annual evaluation of the Company’s peer group to be used in connection with fiscal year 2023 compensation determinations. The Compensation Committee and ClearBridge evaluated existing peer group companies and potential new peer group companies with respect to enterprise value, revenue and industry. Specifically, they considered a revenue range of approximately 1/2x to 2x the Company’s revenue and an enterprise value range of approximately 1/5x to 5x the Company’s enterprise value, with flexibility applied on the end points to accommodate peers that are a good match from a business perspective. Based on this review, the Compensation Committee determined to retain the same peer group that was in effect for fiscal year 2022 without making any changes. Accordingly, our peer group for fiscal year 2023 was established as follows:

Fiscal Year 2023 Peer Group

• B&G Foods, Inc.	• Lancaster Colony Corporation

• BellRing Brands, Inc.	• Post Holdings, Inc.

• Edgewell Personal Care Company	• Revlon, Inc.*

• Flowers Foods, Inc.	• The Simply Good Foods Company

• Hostess Brands, Inc.	• TreeHouse Foods, Inc.

• J&J Snack Foods Corp.	• Utz Brands, Inc.

*

Although initially included in the peer group at the beginning of fiscal year 2023, Revlon, Inc. was removed from the peer group during the fiscal year when it ceased being listed on the New York Stock Exchange.

Base Salary

The base salaries of our NEOs are reviewed on an annual basis by our Compensation Committee and our CEO (other than with respect to the CEO’s own salary which is reviewed and determined by our Compensation Committee). This review is supplemented by market data, as well as assessments of the performance of our executive officers by our Compensation Committee. We pay base salaries to our NEOs to compensate them for their day-to-day services. The salaries typically are used to recognize the experience, skills, knowledge, past performance and responsibilities of each NEO.

The following table shows the changes to the annual base salaries of the NEOs that were implemented during fiscal year 2023 as part of the Compensation Committee’s annual review of market data and performance.

Name	Annual Base Salary at End of Fiscal Year 2022	Annual Base Salary Increase During Fiscal Year 2023	Fiscal Year 2023 Annual Base Salary

Wendy P. Davidson[1]	—	—	$925,000

Wolfgang Goldenitsch[2]	€430,710	—	€430,710

Kristy M. Meringolo	$450,002	$27,000	$477,002

Mark L. Schiller[3]	$1,050,000	—	$1,050,000

Christopher J. Bellairs[3]	$550,000	$8,250	$558,250

David J. Karch[3]	$525,000	$10,500	$535,500

1	Ms. Davidson joined the Company on January 1, 2023. See “CEO Transition” beginning on page 31 above.
2

Mr. Goldenitsch is employed by an Austrian subsidiary of the Company, and his base salary is paid in euros. While the information in this table for Mr. Goldenitsch is presented in euros, certain compensation amounts for Mr. Goldenitsch appearing in the compensation tables on pages 44-50 have been converted from euros to U.S. dollars.

3

Mr. Schiller served as President and Chief Executive Officer until December 31, 2022. Mr. Bellairs served as Executive Vice President and Chief Financial Officer until September 5, 2023 and will remain as an employee at the Company through November 20, 2023 to assist with the transition of his responsibilities. Mr. Karch served as Executive Vice President and Chief Operating Officer until February 6, 2023.

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EXECUTIVE COMPENSATION

Annual Incentive Plan

A key executive compensation objective is to have a majority of each NEO’s compensation be tied to the Company’s performance. To this end, the Company’s Annual Incentive Plan (“AIP”) is based on performance against key financial and strategic objectives designed to drive the specific performance needed to foster the Company’s growth and profitability.

The Compensation Committee established the AIP for fiscal year 2023 (the “2023 AIP”) to provide the NEOs and other executives with the opportunity to earn a cash bonus based on the following calculation:

Target AIP Opportunity 125% of annual base salary for CEO 85% of annual base salary for other NEOs	×	Company Payout Percentage 0% to 200% Based on Company performance against financial and strategic objectives in specified performance measures	×	Individual Modifier (for NEOs other than CEO) 0% to 150% Based on Compensation Committee review of individual performance Cannot increase payout above 200% of target

2023 AIP Award Opportunities

Based on their target annual bonus percentages and the terms of the 2023 AIP, the NEOs had the opportunity to receive the cash awards shown below for fiscal year 2023 under the 2023 AIP.

	2023 AIP Target Award		2023 AIP Maximum Award
	% of Base Salary	($ or €)	% of Base Salary	($ or €)

Wendy P. Davidson[1]	125%	$578,125	250%	$1,156,250

Wolfgang Goldenitsch	85%	€366,104	170%	€732,207

Kristy M. Meringolo	85%	$405,452	170%	$810,903

Mark L. Schiller[2]	125%	$1,312,500	250%	$2,625,000

Christopher J. Bellairs	85%	$474,513	170%	$949,025

David J. Karch	85%	$455,175	170%	$910,350

1

Ms. Davidson joined the Company on January 1, 2023. Her 2023 AIP opportunity was prorated at a rate of 50% based on her commencement date, and dollar amounts in the table show the prorated opportunity.

2

Mr. Schiller served as President and Chief Executive Officer until December 31, 2022. Under his separation agreement with the Company, he was eligible to receive a bonus for fiscal year 2023 under the 2023 AIP, prorated at 50% of the opportunity shown in this table and paid out based on actual achievement of the applicable Company goals for fiscal year 2023. See “Potential Payments upon Termination or Change in Control,” which begins on page 49.

Performance Measures

The Compensation Committee established three Company performance measures for the 2023 AIP:

Performance Measure	Weighting

Financial Measure — Adjusted EBITDA	40%

Financial Measure — Net Sales	40%

Strategic Measure — Objectives, Goals, Strategies and Measures (“OGSMs”)	20%

For purposes of the 2023 AIP, both Adjusted EBITDA and Net Sales are at constant currency. Both measures are non-GAAP financial measures. See Appendix A to this proxy statement for additional information on such measures.

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EXECUTIVE COMPENSATION

Financial Measures

Based on the Company’s budget for fiscal year 2023, the Compensation Committee established a range of goals for total Company Adjusted EBITDA and total Company Net Sales and the associated payout percentages with respect to the 2023 AIP. For each financial measure, threshold goals were established at 90% of target and maximum goals were established at 110% of target, provided that for Adjusted EBITDA, the threshold level was established at fiscal year 2022 actual performance, which was greater than 90% of target. For each financial measure, potential payouts range from 0% for performance below the threshold goal, to 50% of target for achievement of the threshold goal, to 200% of target for achievement of the maximum goal. For Company performance between specifically enumerated goals, the payout percentage is interpolated on a straight-line basis.

For each financial measure, the total Company goals and associated payout percentages for our U.S.-based NEOs are set forth below, along with the baseline fiscal year 2022 performance.

Total Company Adjusted EBITDA (40% Weight)				Total Company Net Sales (40% Weight)

Baseline Fiscal Year 2022 Performance ($)	Fiscal Year 2023 Goals			Baseline Fiscal Year 2022 Performance ($)	Fiscal Year 2023 Goals
	Threshold Goal (50% Payout) ($)	Target Goal (100% Payout) ($)	Maximum Goal (200% Payout) ($)		Threshold Goal (50% Payout) ($)	Target Goal (100% Payout) ($)	Maximum Goal (200% Payout) ($)

200.6 million	200.6 million	212.8 million	234.0 million	1,891.8 million	1,833.0 million	2,036.7 million	2,240.4 million

If the threshold goal for Adjusted EBITDA is not attained, then the Company payout percentage, before application of the individual modifiers, is capped at 100%.

Wolfgang Goldenitsch serves as the Company’s President, International. Based on his responsibility for overseeing most of the Company’s International business, the Compensation Committee determined that Mr. Goldenitsch’s goals would be for the International business overseen by Mr. Goldenitsch, using the same overall design as for the other NEOs with respect to threshold, target and maximum goals, associated payout percentages and weighting among measures. Based on the Company’s budget for fiscal year 2023, the Compensation Committee established for Mr. Goldenitsch a target goal for Adjusted EBITDA of $85.3 million (with no threshold goal below target), and threshold and target goals for Net Sales of $582.3 million and $647.0 million, respectively, in each case for the portion of the International business overseen by Mr. Goldenitsch.

Strategic Measure

OGSMs are objectives, goals, strategies and measures that drive priorities within the Company. As part of the Company’s fiscal year 2023 strategic planning and performance management process, the Company established fiscal year 2023 OGSMs within the following five categories:

•	Drive distribution

•	Increase brand strength

•	Improve margins and cash flow

•	Ensure reliable supply at lowest cost

•	Make Hain an employer of choice

Upon management’s recommendation, the Compensation Committee incorporated into the 2023 AIP the overarching OGSMs for our North America and International businesses. For all NEOs other than Mr. Goldenitsch, both North America and International OGSMs form part of their 2023 AIP opportunity. Mr. Goldenitsch’s 2023 AIP opportunity incorporates only OGSMs for the International business.

Under the OGSM portion of the 2023 AIP (i.e., 20% of the total 2023 AIP opportunity), target-level performance against the OGSMs reflects performance that meets expectations. The Company payout percentage can range from 0% for unsatisfactory performance against the goals to 200% of target for achievement that significantly exceeds expectations. There is no threshold-level of performance. Each specific OGSM is scored on a scale of 1 to 5, and the average score is utilized to determine the payout percentage.

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EXECUTIVE COMPENSATION

Individual Modifier

After Company performance is measured against the performance goals, the Compensation Committee can increase or decrease payouts based on an individual modifier of 0% to 150%, with the overall payout capped at the maximum payout of 200% of the NEO’s target award amount. Individual modifiers are determined considering each NEO’s leadership of their functional area, contribution to the Company’s overall performance during the year, performance against individual goals and other factors.

Fiscal Year 2023 AIP Payout Determinations

The following table shows Company results under the 2023 AIP and the weighted formulaic payout, prior to the application of individual modifiers.

	Fiscal Year 2023 Adjusted EBITDA Results for Purposes of 2023 AIP	Fiscal Year 2023 Net Sales Results for Purposes of 2023 AIP	Fiscal Year 2023 OGSM Results	Weighted Formulaic Payout as % of Target (Prior to Application of Individual Modifiers)

Total Company	$174.2 million	$1,867.3 million	Meets Expectations	43.4%

International Business Overseen by Mr. Goldenitsch	$66.5 million	$606.1 million	Meets Expectations	47.4%

For the OGSM portion of the 2023 AIP, the Compensation Committee, in consultation with management, assessed performance against each specific OGSM and the average performance across all OGSMs for both the North America and International businesses. The Compensation Committee determined that the Company attained certain OGSMs, exceeded other OGSMs and fell short of attaining some OGSMs, resulting in average scores for both the North America and International businesses that fell within the “Attained / Met Expectations” scoring range. As such, the Compensation Committee awarded a Company payout percentage of 100% of target on the OGSMs measure (which is weighted at 20% of the 2023 AIP) for both the North America and International businesses.

The Compensation Committee determined that, as was the case for Mr. Schiller in fiscal years 2019-2022, Ms. Davidson’s 2023 AIP payout would not be subject to an individual modifier. Ms. Davidson’s 2023 AIP payout was therefore earned at 43.4% of her target bonus amount based on Company performance.

The Compensation Committee, in consultation with Ms. Davidson, reviewed the fiscal year 2023 performance of the other NEOs currently employed with the Company and applied individual modifiers. Based on the foregoing, the Compensation Committee approved the below cash payouts to the NEOs under the 2023 AIP.

Name*	2023 AIP Payout ($)

Wendy P. Davidson	250,906

Wolfgang Goldenitsch	189,151

Kristy M. Meringolo	202,361

Christopher J. Bellairs	164,751

*

Mr. Schiller’s 2023 AIP payout is described in “Potential Payments upon Termination or Change in Control,” which begins on page 49. Mr. Goldenitsch’s payout was determined in U.S. dollars and will be converted to and paid in euros. Mr. Karch was not eligible to receive a 2023 AIP payout following his departure from the Company.

Long-Term Incentive Program

We believe that equity grants serve our compensation objectives by linking the compensation of our key employees to our long-term strategic plan and further align such employees with our shareholders since the value of equity awards will increase or decrease with the changes in the value of our common stock. Grants are generally made under a performance-based long-term incentive program (“LTIP”). Participants in the LTIP include our executive officers, including the NEOs, and other key employees.

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Beginning with fiscal year 2022, our LTIP generally consists of annual grants of one year’s worth of long-term incentive value, which aligns with typical market practices and provides an ongoing incentive and retention focus for our management team. The Compensation Committee seeks to use a mix of equity award types under the LTIP that provides an appropriate balance among the Company’s objectives of shareholder alignment, pay-for-performance and retention of executives.

Prior to fiscal year 2019, LTIP awards were generally made annually with a three-year performance period. For fiscal years 2019-2021, instead of receiving an annual grant, NEOs and other employees generally received front-loaded LTIP awards in fiscal year 2019 under the 2019-2021 LTIP meant to represent three years’ worth of long-term incentive value through the end of fiscal year 2021. Beginning with fiscal year 2022, the Compensation Committee elected to resume the practice of granting LTIP awards annually with a three-year performance period. As such, no LTIP performance periods ended in fiscal year 2023.

2023-2025 LTIP

Overview

As with our 2022-2024 LTIP awards granted in fiscal year 2022, the Compensation Committee determined to again use a mix of time-vested RSUs and PSUs for the 2023-2025 LTIP. The use of RSUs ensures that the 2023-2025 LTIP provides some retention value to the NEOs and other key employees, as well as support the Company’s shareholder alignment objectives. To ensure appropriate performance incentives, the Compensation Committee again decided to grant two types of PSUs with a three-year performance period, using both relative total shareholder return and absolute total shareholder return as metrics. The performance period for the 2023-2025 LTIP is from September 7, 2022 through September 6, 2025 (the “2023-2025 PSU Performance Period”).

As with the 2022-2024 LTIP, it was determined that the then-current President and Chief Executive Officer, Mr. Schiller, would receive 40% of his 2023-2025 LTIP value in RSUs and 60% of the value in PSUs, and that same allocation was applied for Ms. Davidson upon her joining the Company in January 2023. The other NEOs would receive 50% of their 2023-2025 LTIP value in RSUs and 50% of the value in PSUs. Of the value received by each NEO in PSUs, two-thirds (2/3) would be in PSUs based on relative total shareholder return and one-third (1/3) would be in PSUs based on absolute total shareholder return.

All NEOs other than Ms. Davidson received awards under the 2023-2025 LTIP in September 2022. Ms. Davidson joined the Company in January 2023 and received prorated awards under the 2023-2025 LTIP at that time.

Accordingly, the three types of awards granted under the 2023-2025 LTIP were the same as those granted under the 2022-2024 LTIP, consisting of:

1)	Time-vested RSUs (the “2023 LTIP RSUs”);

2)	PSUs based on the Company’s relative total shareholder return versus the S&P Food & Beverage Select Industry Index over the 2023-2025 PSU Performance Period (the “2023 Relative TSR PSUs”); and

3)	PSUs based on the Company’s absolute compound total shareholder return over the 2023-2025 PSU Performance Period (the “2023 Absolute TSR PSUs”).

Terms of 2023-2025 LTIP Awards

The terms of the awards under the 2023-2025 LTIP are substantially similar to the terms of the awards under the 2022-2024 LTIP.

The 2023 LTIP RSUs vest one-third (1/3) per year over three years, with vesting dates of September 6, 2023, 2024 and 2025. The 2023 LTIP RSUs provide for accelerated vesting upon death, disability or a termination without cause that occurs within 12 months following a change in control.

Payouts under the 2023 Relative TSR PSUs and the 2023 Absolute TSR PSUs can range from 0% to 200% of the target number of PSUs based on Company performance over the 2023-2025 PSU Performance Period, with attainment of the threshold goal resulting in a payout of 50% of the target number of PSUs. In establishing the performance goals, the Compensation Committee analyzed and considered historical market return levels in order to support pay-for-performance objectives.

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EXECUTIVE COMPENSATION

The performance goals and potential payouts for the 2023 Relative TSR PSUs and the 2023 Absolute TSR PSUs are shown in the following table. Straight-line interpolation applies between performance levels and payouts.

Performance Level	2023 Relative TSR PSUs: Percentile Rank of the Company’s Total Shareholder Return Versus the S&P Food & Beverage Select Industry Index Over the 2023-2025 PSU Performance Period	2023 Absolute TSR PSUs: Compound Annual Total Shareholder Return Over the 2023-2025 PSU Performance Period	PSUs Earned Based on Company Performance (% of Target Number of PSUs)

Below Threshold	Below 30th Percentile	Below 7.00%	0% of Target

Threshold	30th Percentile	7.00%	50% of Target

Target	51st Percentile	11.00%	100% of Target

Maximum	75th Percentile or Greater	15.00% or Greater	200% of Target

For the 2023 Relative TSR PSUs, Total Shareholder Return means a company’s total shareholder return during the 2023-2025 PSU Performance Period, which is calculated as (i) the company’s average closing share price over the final 20 trading days of the 2023-2025 PSU Performance Period minus the company’s closing share price on the day prior to the start of the 2023-2025 PSU Performance Period, plus reinvested dividends, divided by (ii) the company’s closing share price on the day prior to the start of the 2023-2025 PSU Performance Period.

For the 2023 Absolute TSR PSUs, Compound Annual Total Shareholder Return means the compound annual growth rate over the 2023-2025 PSU Performance Period, expressed as a percentage, from the closing price of the Company’s common stock on the day prior to the start of the 2023-2025 PSU Performance Period ($18.71) to the average closing share price per share of the Company’s common stock over the final 20 trading days of the 2023-2025 PSU Performance Period, plus reinvested dividends over the 2023-2025 PSU Performance Period.

Vesting of the 2023 Relative TSR PSUs and the 2023 Absolute TSR PSUs may be accelerated upon certain qualifying terminations of employment, including certain terminations following a change in control, subject to the attainment of the performance goals measured through the date of the applicable acceleration event or earlier change in control. See “Potential Payments upon Termination or Change in Control,” which begins on page 49.

As discussed under the heading “CEO Transition” beginning on page 31 above, Ms. Davidson joined the Company in January 2023, almost four months into the 2023-2025 PSU Performance Period, and received prorated awards under the 2023-2025 LTIP. The closing stock price on December 30, 2022, the trading day prior to the January 1, 2023 grant date of Ms. Davidson’s 2023 Relative TSR PSUs and 2023 Absolute TSR PSUs, was $16.18, compared to the $18.71 starting Company stock price for purposes of calculating TSR for the 2023 Relative TSR PSUs and 2023 Absolute TSR PSUs. Accordingly, the Company’s TSR from the beginning of the 2023 PSU Performance Period through the time of Ms. Davidson’s PSU grants was negative 13.5% and was therefore tracking considerably behind threshold level performance. As such, the Compensation Committee determined that it would be appropriate for Ms. Davidson’s 2023 Relative TSR PSUs and 2023 Absolute TSR PSUs to have the same terms as the awards granted to the other NEOs in September 2022, such that Ms. Davidson’s PSU awards require greater TSR performance during the period from her start date through the end of the 2023 PSU Performance Period to attain the same payout levels as the awards granted in September 2022 at the beginning of the 2023 PSU Performance Period.

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Award Amounts

The following table shows the details of the number of 2023 LTIP RSUs, 2023 Relative TSR PSUs and 2023 Absolute TSR PSUs received by the NEOs during fiscal year 2023 as part of the 2023-2025 LTIP, as well as the annual long-term incentive value and allocation among award types used to determine the number of awards received by each NEO.

Name	Annual Long-Term Incentive Value ($)	% Breakdown RSUs / PSUs (%)	2023 LTIP RSUs (#)	2023 Relative TSR PSUs at Target Payout (#)	2023 Absolute TSR PSUs at Target Payout (#)

Wendy P. Davidson[1]	1,500,000	40 / 60	35,746	35,746	17,873

Wolfgang Goldenitsch	600,000	50 / 50	16,035	10,743	5,292

Kristy M. Meringolo	600,000	50 / 50	16,035	10,743	5,292

Mark L. Schiller[2]	3,750,000	40 / 60	80,172	80,572	39,685

Christopher J. Bellairs[3]	1,000,000	50 / 50	26,724	17,905	8,819

David J. Karch[4]	900,000	50 / 50	24,052	16,115	7,937

1	Ms. Davidson joined the Company in January 2023, and her annual long-term incentive value of $3,000,000 under the 2023-2025 LTIP was prorated to $1,500,000.
2

Mr. Schiller served as President and Chief Executive Officer until December 31, 2022, at which time his 2023 LTIP RSUs were forfeited. The treatment of Mr. Schiller’s 2023 Relative TSR PSUs and Absolute TSR PSUs upon his departure as President and Chief Executive Officer is described in “Potential Payments upon Termination or Change in Control,” which begins on page 49.

3

Mr. Bellairs served as Executive Vice President and Chief Financial Officer until September 5, 2023 and will remain as an employee at the Company through November 20, 2023 to assist with the transition of his responsibilities. As such, the first tranche of his 2023 LTIP RSUs vested on September 6, 2023 and his remaining awards under the 2023-2025 LTIP will be forfeited upon his departure from the Company.

4	Mr. Karch left the Company in May 2023. As such, his awards under the 2023-2025 LTIP were forfeited in connection with his departure from the Company.

Other Compensation Elements

Benefits

As discussed under the heading “CEO Transition” beginning on page 31 above, Ms. Davidson received certain one-time and temporary benefits in connection with her hiring. The Company reimbursed Ms. Davidson $10,000 for legal fees incurred in connection with the negotiation of Ms. Davidson’s employment agreement and related documents. Additionally, for three months, Ms. Davidson received an allowance of $5,000 per month to cover costs she incurred to travel between her principal residence and the Company’s former headquarters and for temporary housing near the Company’s former headquarters. The allowance was suspended after the Company vacated its former headquarters in March 2023. The Compensation Committee determined that these limited benefits are customary benefits to provide to a new CEO and were necessary to attract Ms. Davidson to join the Company.

Our U.S.-based NEOs are eligible for the same level and offering of benefits that we make available to other employees, including our 401(k) plan, health care, dental and vision plans, life insurance plans and other employee benefit programs. We do not have any defined benefit pension plans or executive supplemental retirement programs in the United States.

Mr. Goldenitsch is employed by an Austrian subsidiary of the Company and receives benefits that are customary for a senior executive in Austria. These include Company-paid pension insurance and accident insurance, a Company-provided car and Company-paid internet service at home. Mr. Goldenitsch’s pension insurance arrangement, which amounted to €45,583 (or $47,755) in Company payments in fiscal year 2023 for his benefit, is a defined contribution retirement benefit that has been in place since before Mr. Goldenitsch became an executive officer of the Company in December 2021 and before the Company’s 2015 acquisition of the Mona Group through which Mr. Goldenitsch joined the Company.

Severance and Change-in-Control Arrangements

The Compensation Committee believes that severance and change-in-control benefits are important for attracting and retaining executive talent, helping to ensure that NEOs can remain focused during periods of uncertainty and neutralizing the potential conflict of our key executives when faced with a potential change in control. Our form of change-in-control agreement for all

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NEOs includes market-typical provisions. For a complete description of the severance and change-in-control benefits we have agreed to provide to the NEOs, see “Potential Payments upon Termination or Change in Control,” which begins on page 49.

Other Compensation Policies and Considerations

Executive Stock Ownership Guidelines

The Compensation Committee believes that requiring NEOs and other key employees to hold significant amounts of our common stock strengthens their alignment with the interests of our shareholders and promotes achievement of long-term business objectives. To this end, the Compensation Committee has adopted stock ownership guidelines that require key members of the Company’s management team to own minimum amounts of the Company’s common stock. The dollar value of shares that must be acquired and held equals a multiple of the individual executive’s base salary, and ownership requirements automatically update whenever a change in base salary occurs. The guidelines for executives are set forth below:

Officer Level	Ownership Guideline

Chief Executive Officer	6 times annual base salary

Executive Officers and Other Executive Vice Presidents	3 times annual base salary

Executives subject to the guidelines are expected to achieve the applicable ownership guideline within five years of becoming subject to the guidelines (the “Guideline Compliance Period”) and to show progress toward achieving the applicable ownership guideline during the Guideline Compliance Period. Executives are generally prohibited from disposing of shares of common stock if, following the disposition, the executive would be below the applicable ownership guideline or, if during the Guideline Compliance Period, would not be on track to achieve the applicable ownership guideline within the Guideline Compliance Period. After two years of being subject to the guidelines, an executive is permitted to dispose of shares of common stock provided that the executive retains at least 75% of the shares received by the executive (after any withholding to cover taxes) under all equity awards pursuant to which the executive has received shares of common stock, measured on an aggregate basis across all equity awards.

Executives may satisfy their ownership guidelines only through (1) shares of common stock owned directly by the executive, (2) shares of common stock underlying time-vesting RSUs or restricted stock (whether or not vested or settled) held by the executive and (3) shares of common stock owned by the executive’s immediate family members residing in the same household (or through trusts for their benefit).

All executives subject to the guidelines are currently in compliance with the guidelines.

Compensation Recoupment Policies

We have adopted compensation recoupment policies, also known as “clawback” policies, in connection with cash and equity incentive compensation for executive officers. Our pre-existing policy, which was adopted in 2019 and remains in force, provides that, if the Company is required to restate its financial statements filed with the SEC, the Compensation Committee may require reimbursement or forfeiture of cash and equity incentive compensation paid or granted to executive officers to the extent their compensation would have been lower under the restated results, regardless of whether the executive officer was involved in or had knowledge of any misconduct or other facts leading to the restatement. We have adopted an additional “clawback” policy, to become effective October 2, 2023, that is compliant with the requirements of the Dodd-Frank Act, Rule 10D-1 of the Exchange Act and Rule 5608 of the Nasdaq listing standards. This policy provides that, upon the occurrence of an accounting restatement of the Company’s financial statements to correct an error, the Compensation Committee must recoup incentive-based compensation that was erroneously granted, earned or vested to our current and former “officers” (as defined under Rule 16a-1 of the Exchange Act) based wholly or in part upon the attainment of any financial reporting measure, subject to limited exceptions.

Policy Against Hedging, Pledging and Other Transactions

Our Insider Trading Policy prohibits our directors, executive officers and other employees from entering into derivative contracts or hedging transactions with respect to Company shares, including buying or selling put or call options. The Insider

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Trading Policy also prohibits our directors, executive officers and other employees from purchasing Company shares on margin, borrowing against the value of Company shares or pledging Company shares as collateral for a loan, or engaging in short sales of Company shares.

Tax and Accounting Considerations

The Compensation Committee considers the tax impact of various aspects of the compensation program for our NEOs. However, the Compensation Committee has the flexibility to take any compensation-related actions that it determines are in the best interests of the Company and its shareholders, including awarding compensation that may not be deductible for tax purposes.

The Compensation Committee also considers the effect of certain accounting rules that apply to the various aspects of the compensation program for our NEOs. The Compensation Committee reviews potential accounting effects in determining whether its compensation actions are in the best interests of the Company and its shareholders.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the information in the Compensation Discussion and Analysis included in the Company’s proxy statement with the management of the Company. Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that such Compensation Discussion and Analysis be included in the Company’s proxy statement and be incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended June 30, 2023.

The Compensation Committee

Celeste A. Clark, Chair

Shervin J. Korangy

Michael B. Sims

The foregoing Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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EXECUTIVE COMPENSATION

Executive Compensation Tables

Summary Compensation Table

The following table sets forth the compensation paid by us to our NEOs for services rendered during the last three fiscal years.

Name and Principal Position	Fiscal Year[1]	Salary[2] ($)	Bonus ($)	Stock Awards[3,4] ($)	Non-Equity Incentive Plan Compensation[5] ($)	All Other Compensation[6] ($)	Total ($)

Wendy P. Davidson* President and Chief Executive Officer	2023	462,500	960,000[7]	3,066,503	250,906	25,547	4,765,456

Wolfgang Goldenitsch† President, International	2023	451,233	—	709,133	189,151	59,672	1,409,189
	2022	479,545	—	1,734,831	—	64,216	2,278,592

Kristy M. Meringolo Executive Vice President, Chief Legal and Corporate Affairs Officer, Corporate Secretary	2023	490,156	—	709,133	202,361	9,269	1,410,919
	2022	445,000	—	1,617,289	87,210	8,358	2,157,857
	2021	420,829	—	—	549,888	8,459	979,176

Mark L. Schiller‡ Former President and Chief Executive Officer	2023	563,718	—	5,612,067[8]	284,813	1,281,310	7,741,908
	2022	1,041,667	—	6,024,187	249,375	10,992	7,326,221
	2021	1,000,000	—	—	1,875,000	11,066	2,886,066

Christopher J. Bellairs‡ Former Executive Vice President and Chief Financial Officer	2023	578,500	—	1,181,850	164,751	11,889	1,936,990
	2022	230,577	208,775[9]	616,073	—	393	1,055,818

David J. Karch‡ Former Executive Vice President and Chief Commercial Officer	2023	339,877	—	1,063,684	—	425,184	1,828,745
	2022	525,000	—	3,245,579	67,830	10,980	3,849,389

*	Ms. Davidson joined the Company on January 1, 2023.
†

Mr. Goldenitsch is employed by an Austrian subsidiary of the Company. The amounts shown in the Salary and All Other Compensation columns for Mr. Goldenitsch have been converted from euros to U.S. dollars using the average daily closing euro to U.S. dollar exchange rate during the applicable fiscal year, as reported by The Wall Street Journal. The average daily closing rate during fiscal year 2023 was 1 euro equals 1.0476 U.S. dollars, and the average daily closing rate during fiscal year 2022 was 1 euro equals 1.1274 U.S. dollars. The amount shown in the Non-Equity Incentive Plan Compensation column for Mr. Goldenitsch was determined in U.S. dollars using a U.S. dollar exchange rate of 1 euro equals 1.09 U.S. dollars.

‡

Messrs. Schiller and Karch left their offices with the Company in December 2022 and February 2023, respectively. Mr. Bellairs left the office of Chief Financial Officer in September 2023, after having served in that role for the entirety of fiscal year 2023.

1	The Company’s fiscal year is July 1 to June 30, and we refer to fiscal years by the year in which they end. Fiscal year 2023 began July 1, 2022 and ended June 30, 2023.
2

The amounts shown in the Salary column may not precisely match an NEO’s base salary rate that was in effect for a fiscal year due to payroll timing. For U.S.-based employees who served during all of fiscal year 2023, there was one extra biweekly pay date during fiscal year 2023 due to payroll timing.

3

The amounts shown in the Stock Awards column represent the aggregate grant date fair value of the stock awards granted during the applicable fiscal year, calculated in accordance with FASB ASC Topic 718. The assumptions used by the Company in calculating these amounts are included in Note 2 (under the heading “Stock-Based Compensation”) and Note 13 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023.

4

Assuming the highest level of performance will be achieved under the performance-based PSUs granted in fiscal year 2023 (i.e., the 2023 Relative TSR PSUs and the 2023 Absolute TSR PSUs), the aggregate value of such PSUs would be as follows, based on PSUs paying out at maximum (200% of target) and using the closing market price of the Company’s common stock on the date of grant: Wendy P. Davidson ($1,735,111), Wolfgang Goldenitsch ($614,461), Kristy M. Meringolo ($614,461), Mark L. Schiller ($6,984,546), Christopher J. Bellairs ($1,024,064) and David J. Karch ($921,673). Under SEC rules, the amount reported in this footnote for Mr. Schiller includes both (a) Mr. Schiller’s 2023 Relative TSR PSUs and 2023 Absolute TSR PSUs at the time of their original grant in September 2022, and (b) those same PSU awards upon their modification in November 2022 — see footnote 8 below.

5

The amounts shown in the Non-Equity Incentive Plan Compensation column for fiscal year 2023 represent payouts under the 2023 AIP. These awards are discussed in the CD&A and are shown in the Fiscal Year 2023 Grants of Plan-Based Awards table below.

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6	The amounts shown in the All Other Compensation column for fiscal year 2023 consist of the following items for each NEO:

Name	401(k) Plan Match[a] ($)	Travel and Housing Allowance[b] ($)	Legal Fees[c] ($)	Life and Other Insurance Premiums[d] ($)	Pension and Accident Insurance ($)	Company- Provided Car[e] ($)	Other[f] ($)	Separation- Related Payments and Benefits ($)

Wendy P. Davidson	—	15,000	10,000	522	—	—	25	—

Wolfgang Goldenitsch[g]	—	—	—	—	48,729	10,560	383	—

Kristy M. Meringolo	8,200	—	—	1,044	—	—	25	—

Mark L. Schiller	10,800	—	—	532	—	—	—	1,269,978[h]

Christopher J. Bellairs	10,800	—	—	1,064	—	—	25	—

David J. Karch	10,800	—	—	710	—	—	—	413,674[i]

a

The Company’s 401(k) match is calculated based upon a calendar year, and the amounts provided for each of the NEOs for fiscal year 2023 represent a matching contribution by the Company for calendar year 2022.

b

Represents an allowance of $5,000 per month for three months to cover costs incurred by Ms. Davidson to travel between her principal residence and the Company’s former headquarters and for temporary housing near the Company’s former headquarters. The allowance was suspended after the Company vacated its former headquarters in March 2023.

c	Represents reimbursement for legal fees incurred in connection with the negotiation of Ms. Davidson’s employment agreement and related documents.
d	Represents amounts paid by the Company on behalf of the NEOs for life, accidental death and dismemberment and long-term disability insurance.
e	We calculated the cost to us for the Company-provided car based on the depreciation expense and the operating costs, such as fuel and maintenance.
f

For Ms. Davidson, Mr. Bellairs and Ms. Meringolo, represents receipt of a gift card as part of a broad-based employee appreciation initiative. For Mr. Goldenitsch, represents Company-paid home internet service.

g

Mr. Goldenitsch is employed by an Austrian subsidiary of the Company and receives benefits that are customary for an executive in Austria. The amounts shown in this table for Mr. Goldenitsch have been converted from euros to U.S. dollars using the average daily closing euro to U.S. dollar exchange rate during our fiscal year 2023, as reported by The Wall Street Journal. The average daily closing rate during fiscal year 2023 was 1 euro equals 1.0476 U.S. dollars.

h

Mr. Schiller received the following payments and benefits during fiscal year 2023 in connection with his departure from the Company: (a) cash severance payments of $1,181,250, (b) a payment of $80,769 for unused vacation in accordance with Company policy upon an employee’s departure from the Company and (c) payment of COBRA premiums at a cost to the Company for fiscal year 2023 of $7,959. See “Potential Payments upon Termination or Change in Control,” which begins on page 49 for a description of all payments to be made and benefits to be provided to Mr. Schiller in connection with his departure from the Company.

i

Mr. Karch received the following payments and benefits during fiscal year 2023 in connection with his departure from the Company: (a) cash severance payments of $381,029, (b) a payment of $22,656 for unused vacation in accordance with Company policy upon an employee’s departure from the Company and (c) payment of COBRA premiums at a cost to the Company for fiscal year 2023 of $9,989. See “Potential Payments upon Termination or Change in Control,” which begins on page 49 for a description of all payments to be made and benefits to be provided to Mr. Karch in connection with his departure from the Company.

7

The amount reported in the Bonus column for Ms. Davidson for fiscal year 2023 represents a one-time make-whole cash signing bonus which is subject to prorated recoupment if Ms. Davidson is terminated by the Company for Cause (as defined in her employment agreement) or voluntarily terminates her employment other than for Good Reason (as defined in her employment agreement) within the first 24 months following January 1, 2023, her start date with the Company.

8

Under SEC rules, the amount reported in the Stock Awards column for Mr. Schiller for fiscal year 2023 includes both (a) the original grant date fair value of Mr. Schiller’s 2023 Relative TSR PSUs and 2023 Absolute TSR PSUs awarded in September 2022 of $3,014,156, the expensing of which was subsequently reversed upon the modification of such awards in November 2022, and (b) the new fair value of $1,061,815 for those same PSU awards upon their modification in November 2022. The treatment of Mr. Schiller’s 2023 Relative TSR PSUs and Absolute TSR PSUs upon his departure as President and Chief Executive Officer is described in “Potential Payments upon Termination or Change in Control,” which begins on page 49. The amount reported in the Stock Awards column for Mr. Schiller for fiscal year 2023 also includes the grant date fair value of $1,536,096 for 2023 LTIP RSUs granted to Mr. Schiller in September 2022, which were forfeited in their entirety in December 2022.

9

The amount reported in the Bonus column for Mr. Bellairs for fiscal year 2022 represents a contractually agreed minimum payout received under the 2022 AIP, representing Mr. Bellairs’ target bonus opportunity under the 2022 AIP, prorated based on his start date with the Company. This amount is reported in the Bonus column under SEC rules due to the contractually agreed nature of the payout, which was agreed in connection with Mr. Bellairs’ hiring in January 2022. The reported $208,775 figure differs from the $203,363 figure in last year’s proxy statement due to an administrative error in the original calculation of Mr. Bellairs’ bonus which was detected and corrected following the date of last year’s proxy statement.

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Fiscal Year 2023 Grants of Plan-Based Awards

The following table provides information about the following awards granted in fiscal year 2023: (1) cash bonus opportunities granted under the 2023 AIP, (2) equity awards granted under the 2023-2025 LTIP and (3) the New CEO Make-Whole RSUs. These awards are also discussed in the CD&A.

Name	Type of Award	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards[1] ($)
			Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Wendy P. Davidson*	AIP[2]	—	578,125	1,156,250
	RSU[3]	1/1/2023						35,746	578,370
	PSU[4]	1/1/2023			17,873	35,746	71,492		698,477
	PSU[5]	1/1/2023			8,937	17,873	35,746		247,362
	Make-Whole RSU[6]	1/1/2023						95,321	1,542,294
Wolfgang Goldenitsch	AIP[2]	—	399,053	798,106
	RSU[3]	9/8/2022						16,035	307,231
	PSU[4]	9/8/2022			5,372	10,743	21,486		295,110
	PSU[5]	9/8/2022			2,646	5,292	10,584		106,793
Kristy M. Meringolo	AIP[2]	—	405,452	810,903
	RSU[3]	9/8/2022						16,035	307,231
	PSU[4]	9/8/2022			5,372	10,743	21,486		295,110
	PSU[5]	9/8/2022			2,646	5,292	10,584		106,793
Mark L. Schiller**	AIP[2]	—	1,312,500	2,265,000
	RSU[3]	9/8/2022						80,172	1,536,096
	PSU[4]	9/8/2022			40,286	80,572	161,144		2,213,313
	PSU[5]	9/8/2022			19,843	39,685	79,370		800,843
	Modified PSU[7]	11/22/2022			20,143	40,286	80,572		787,188
	Modified PSU[7]	11/22/2022			9,922	19,843	39,686		274,627
Christopher J. Bellairs†	AIP[2]	—	474,513	949,025
	RSU[3]	9/8/2022						26,724	512,032
	PSU[4]	9/8/2022			8,953	17,905	35,810		491,850
	PSU[5]	9/8/2022			4,410	8,819	17,638		177,967
David J. Karch‡	AIP[2]	—	455,175	910,350
	RSU[3]	9/8/2022						24,052	460,836
	PSU[4]	9/8/2022			8,058	16,115	32,230		442,679
	PSU[5]	9/8/2022			3,969	7,937	15,874		160,169

*	Ms. Davidson joined the Company on January 1, 2023. Her 2023 AIP opportunity and 2023-2025 LTIP awards were prorated based on her commencement date.
**

Mr. Schiller served as President and Chief Executive Officer until December 31, 2022. The treatment of Mr. Schiller’s awards listed in this table upon his departure as President and Chief Executive Officer is described in “Potential Payments upon Termination or Change in Control,” which begins on page 49.

†

Mr. Bellairs served as Executive Vice President and Chief Financial Officer until September 5, 2023 and will remain as an employee at the Company through November 20, 2023 to assist with the transition of his responsibilities. As such, Mr. Bellairs was eligible for and received a payout under the 2023 AIP as described in the CD&A. The first tranche of his 2023 LTIP RSUs vested on September 6, 2023 and his remaining awards under the 2023-2025 LTIP will be forfeited upon his departure from the Company.

‡

Mr. Karch served as Executive Vice President and Chief Operating Officer until February 6, 2023 and did not receive any payouts under the awards listed in this table, which were forfeited in connection with his departure from the Company. Mr. Karch’s severance arrangements are described in “Potential Payments upon Termination or Change in Control,” which begins on page 49.

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1

The grant date fair value of stock awards was calculated in accordance with FASB ASC Topic 718. The assumptions used by the Company in calculating these amounts are included in Note 2 (under the heading “Stock-Based Compensation”) and Note 13 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023.

2

The amounts shown for AIP awards reflect the target and maximum cash bonuses that could be earned by each individual under the 2023 AIP. While certain measures within the 2023 AIP had threshold goals, there was no overall threshold-level potential payout for the 2023 AIP. The actual amounts paid out under these awards are shown in the Summary Compensation Table for fiscal year 2023 and are also discussed in the CD&A.

3	2023 LITP RSUs awarded as part of the 2023-2025 LTIP, which are scheduled to vest in three (3) equal annual installments on September 6, 2023, 2024 and 2025.
4	2023 Relative TSR PSUs awarded as part of the 2023-2025 LTIP, the terms of which are described in the CD&A.
5	2023 Absolute TSR PSUs awarded as part of the 2023-2025 LTIP, the terms of which are described in the CD&A.
6	New CEO Make-Whole RSUs that are scheduled to vest in three (3) equal annual installments on January 1, 2024, 2025 and 2026.
7

Represents modifications of the Relative TSR PSUs and Absolute TSR PSUs initially awarded to Mr. Schiller on September 8, 2022 as modified on November 22, 2022 in connection with his departure as President and Chief Executive Officer. The modified awards are required to be listed separately again under SEC rules. The treatment of Mr. Schiller’s 2023 Relative TSR PSUs and Absolute TSR PSUs upon his departure as President and Chief Executive Officer is described in “Potential Payments upon Termination or Change in Control,” which begins on page 49.

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Outstanding Equity Awards at Fiscal Year 2023 Year End

The following table lists all outstanding equity awards held by the NEOs at June 30, 2023.

	Stock Awards

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested[1] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[1] ($)
Wendy P. Davidson	1/1/2023	35,74	6[2]	447,182
	1/1/2023				17,873[3]	223,591
	1/1/2023				8,937[4]	111,802
	1/1/2023	95,32	1[5]	1,192,466
Wolfgang Goldenitsch	8/12/2020	38	3[6]	4,791
	11/18/2021	4,90	4[7]	61,349
	11/18/2021				2,465[8]	30,837
	11/18/2021				1,214[9]	15,187
	11/18/2021	24,52	2[10]	306,770
	9/8/2022	16,03	5[2]	200,598
	9/8/2022				5,372[3]	67,204
	9/8/2022				2,646[4]	33,101
Kristy M. Meringolo	11/18/2021	4,08	7[7]	51,128
	11/18/2021				2,054[8]	25,696
	11/18/2021				1,012[9]	12,660
	11/18/2021	24,52	2[10]	306,770
	9/8/2022	16,03	5[2]	200,598
	9/8/2022				5,372[3]	67,204
	9/8/2022				2,646[4]	33,101
Mark L. Schiller*	9/8/2022				20,143[3]	251,989
	9/8/2022				9,922[4]	124,124
Christopher J. Bellairs	1/18/2022	4,53	4[7]	56,720
	1/18/2022				2,267[8]	28,360
	1/18/2022				1,134[9]	14,186
	9/8/2022	26,72	4[2]	334,317
	9/8/2022				8,953[3]	112,002
	9/8/2022				4,410[4]	55,169
David J. Karch	—

*

Mr. Schiller served as President and Chief Executive Officer until December 31, 2022. The treatment of Mr. Schiller’s outstanding equity awards upon his departure as President and Chief Executive Officer is described in “Potential Payments upon Termination or Change in Control,” which begins on page 49.

1	The market value is based on the closing market price of the Company’s common stock on June 30, 2023, which was $12.51 per share.
2

RSUs awarded as part of the 2023-2025 LTIP that vest in three (3) equal annual installments, with the first installment having vested on September 6, 2023 and the remaining two installments scheduled to vest on September 6, 2024 and 2025.

3

2023 Relative TSR PSUs awarded as part of the 2023-2025 LTIP, the terms of which, including vesting conditions, are described in the CD&A. In accordance with SEC rules, the amount listed represents the threshold number of shares that may be earned under the award, which is 50% of the target number of shares. Total shares earned under the PSUs will range from 0% to 200% of the target number of shares.

4

2023 Absolute TSR PSUs awarded as part of the 2023-2025 LTIP, the terms of which, including vesting conditions, are described in the CD&A. In accordance with SEC rules, the amount listed represents the threshold number of shares that may be earned under the award, which is 50% of the target number of shares. Total shares earned under the PSUs will range from 0% to 200% of the target number of shares.

5	New CEO Make-Whole RSUs that are scheduled to vest in three (3) equal annual installments on January 1, 2024, 2025 and 2026.

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6	RSUs that vested on August 12, 2023.
7

RSUs awarded as part of the 2022-2024 LTIP that vest in three (3) equal annual installments, with the first installment having vested on November 18, 2022 and the remaining two installments scheduled to vest on November 18, 2023 and 2024.

8

PSUs awarded as part of the 2022-2024 LTIP based on relative total shareholder return. In accordance with SEC rules, the amount listed represents the threshold number of shares that may be earned under the award, which is 50% of the target number of shares. Total shares earned under the PSUs will range from 0% to 200% of the target number of shares.

9

PSUs awarded as part of the 2022-2024 LTIP based on absolute total shareholder return. In accordance with SEC rules, the amount listed represents the threshold number of shares that may be earned under the award, which is 50% of the target number of shares. Total shares earned under the PSUs will range from 0% to 200% of the target number of shares.

10	RSUs that are scheduled to vest on December 31, 2023.

Fiscal Year 2023 Option Exercises and Stock Vested

The following table shows the number of shares acquired by the NEOs upon the vesting of stock awards during fiscal year 2023, and the value realized. None of the NEOs hold stock options or exercised stock options during fiscal year 2023.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting* ($)
Wendy P. Davidson	—	—
Wolfgang Goldenitsch	3,352	70,270
Kristy M. Meringolo	2,044	41,595
Mark L. Schiller	16,348	332,682
Christopher J. Bellairs	2,266	46,113
David J. Karch	33,706	709,638

*

Represents the aggregate value realized with respect to all stock awards that vested during the fiscal year ended June 30, 2023. The value realized is based on the closing price of the Company’s common stock on the vesting date and reflects the gross value realized prior to taxes and withholding.

Potential Payments upon Termination or Change in Control

We believe that severance and change-in-control benefits are important for attracting and retaining executive talent, helping to ensure that NEOs can remain focused during periods of uncertainty and neutralizing the potential conflict of our key executives when faced with a potential change in control. In this section, we describe (1) our severance and change-in-control arrangements with the NEOs who remain currently employed with the Company as executive officers and (2) the severance payments and benefits received or to be received by the NEOs who departed the Company in fiscal year 2022 or will be departing the Company in fiscal year 2023.

For the NEOs who remain currently employed with the Company as executive officers, the table below contains estimates of potential payments to the NEOs upon a hypothetical termination of employment or a change in control under current employment arrangements and equity award agreements, assuming the termination or change-in-control event occurred on June 30, 2023. Values of equity awards are included at $12.51 per share, the closing price of our common stock on June 30, 2023, and the consideration paid or exchanged in a change-in-control transaction is assumed to be $12.51 per share. We have provided a brief description of the applicable employment arrangements and equity award provisions following the table, including in the footnotes. Definitions for the terms “Disability,” “Cause,” “Good Reason” and “Change in Control” are also summarized below under “Definitions of Applicable Termination Events and Change in Control.”

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EXECUTIVE COMPENSATION

The Company does not have any agreements or arrangements that provide the NEOs with payments or benefits upon a voluntary separation (including retirement) or a termination by the Company for Cause, except for payments and benefits that have accrued through the date of separation or termination.

Name	Benefit Type	Death or Disability ($)	Termination Without Cause ($)	Termination for Good Reason ($)	Change in Control Without Termination ($)	Change in Control and Termination Without Cause ($)	Change in Control and Termination for Good Reason ($)
Wendy P. Davidson	Cash Severance[1]	—	4,162,500	4,162,500	—	6,243,750	6,243,750
	PSU Vesting[2]	—	—	—	—	—	—
	RSU Vesting	1,639,648	1,192,466	1,192,466	—	1,639,648	1,192,466
	Total	1,639,648	5,354,966	5,354,966	—	7,883,398	7,436,216
Wolfgang Goldenitsch	Cash Severance[1]	—	869,642	—	—	1,739,285	1,739,285
	PSU Vesting[2]	—	—	—	—	—	—
	RSU Vesting	573,508	233,748	—	—	573,508	—
	Total	573,508	1,103,390	—	—	2,312,793	1,739,285
Kristy M. Meringolo	Cash Severance[1]	—	882,454	—	—	1,764,907	1,764,907
	PSU Vesting[2]	—	—	—	—	—	—
	RSU Vesting	558,496	233,748	—	—	558,496	—
	Total	558,496	1,116,202	—	—	2,323,403	1,764,907

1

Cash severance is paid out over a period of time that depends on the amount of the severance obligation in relation to the individual’s annual compensation. Severance of one times the sum of annual base salary and an annual bonus amount is payable over one year; severance of two times the sum of annual base salary and an annual bonus amount is payable over two years; and severance of three times the sum of annual base salary and an annual bonus amount is payable over three years. The cash severance amounts for Mr. Goldenitsch have been converted from euros to U.S. dollars using the closing euro to U.S. dollar exchange rate on June 30, 2023, as reported by The Wall Street Journal, which was 1 euro equals 1.0914 U.S. dollars.

2

No PSUs held by the NEOs would have vested upon any termination or change-in-control event that occurred on June 30, 2023. To the extent the applicable event could have triggered acceleration of vesting, the threshold goals had not been attained as of that date.

Termination Arrangements

Ms. Davidson’s employment agreement provides her with the right to receive severance if the Company terminates her employment without Cause (as defined in her employment agreement) or if she resigns for Good Reason (as defined in her employment agreement), in an amount equal to two times her base salary in effect at the time of termination and two times her target annual bonus for the year in which the termination occurs, payable over 24 months following termination. Her entitlement to the severance is subject to the execution of a separation agreement and release of claims in a form satisfactory to the Company, including an acknowledgement of the continued effectiveness of post-employment restrictive covenants and other obligations to the Company.

Each of Mr. Goldenitsch and Ms. Meringolo has an agreement or understanding providing them with the right to receive severance if the Company terminates his or her employment without Cause, in an amount equal to one times his or her base salary in effect at the time of termination and one times his or her target annual bonus for the year in which the termination occurs, payable over 12 months following termination. Entitlement to the severance is subject to the execution of a separation agreement and release of claims in a form satisfactory to the Company, including an acknowledgement of the continued effectiveness of post-employment restrictive covenants and other obligations to the Company.

Change-in-Control Agreements

The Company has also entered into Change in Control Agreements with each of Ms. Davidson, Mr. Goldenitsch and Ms. Meringolo. Under the agreements, each individual will be entitled to severance if his or her employment is terminated without Cause or for Good Reason within 12 months following a Change in Control. For Ms. Davidson, the amount of severance will be three times the sum of her base salary and target annual bonus, payable over three years following termination. For Mr. Goldenitsch and Ms. Meringolo, the amount of severance will be two times the sum of his or her base salary and target annual bonus, payable over two years following termination. Entitlement to the severance is subject to (1) the execution of a

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release in a form provided by the Company releasing the Company from claims with respect to the individual’s employment or termination, (2) the individual’s compliance with the release, including any return of property, non-disparagement and confidentiality provisions, and (3) the individual’s continued compliance with his or her obligations under any continuing provisions in any agreement with the Company relating to confidentiality, assignment of inventions, non-competition, non-solicitation, non-interference or non-disparagement.

LTIP PSUs

Each current NEO holds PSUs under the 2022-2024 LTIP and/or the 2023-2025 LTIP that may be subject to accelerated vesting if, during the applicable three-year performance period, any such NEO’s employment (1) terminates by reason of death or Disability or (2) is terminated by the Company without Cause or by the individual for Good Reason upon or after a Change in Control. In that event, a determination is made as to whether any performance goals under the PSUs were attained, measured through the date of the termination or any earlier Change in Control. If the threshold performance goal was not attained, then no PSUs will vest. If any performance goals were attained, (A) in the event of a termination by reason of death or Disability, the number of units that would have vested based on performance is determined, and that figure is prorated such that the number of units that will vest will be based on the number of days the NEO spent on the active payroll during the applicable three-year performance period, divided by the number of days in the full three-year performance period, and (B) in the event of a termination by the Company without Cause or by the individual for Good Reason upon or after a Change in Control, 100% of the units earned based on performance will vest.

LTIP RSUs

Each current NEO holds RSUs under the 2022-2024 LTIP and/or the 2023-2025 LTIP that provide for accelerated vesting upon death or Disability as well as “double trigger” accelerated vesting upon a termination without Cause that occurs within 12 months following a Change in Control.

New CEO Make-Whole RSUs

Ms. Davidson holds the New CEO Make-Whole RSUs, which provide for accelerated vesting upon death or Disability as well as if the Company terminates her employment without Cause or if she resigns for Good Reason.

Special Recognition RSUs

Each of Mr. Goldenitsch and Ms. Meringolo holds special recognition RSUs granted in November 2021, prior to fiscal year 2023, that provide for accelerated vesting upon death or Disability as well as “double trigger” accelerated vesting upon a termination without Cause that occurs within 12 months following a Change in Control. The special recognition RSUs further provide for accelerated vesting on a prorated basis upon a termination without Cause other than within 12 months following a Change in Control, with the proration based on the number of days the NEO spent on the active payroll on and following the grant date, divided by the number of days in the scheduled vesting period of November 18, 2021 to December 31, 2023.

Definitions of Applicable Termination Events and Change in Control

The terms “Disability,” “Cause,” “Good Reason” and “Change in Control” have the following meanings for purposes of the agreements and arrangements described above.

•

Disability – Disability generally means an individual’s inability to perform the material duties of his or her position for a period of 90 consecutive days (or 180 days in the aggregate during any 12-month period) because of physical or mental injury or illness or, if longer, the period of time required to qualify for long-term disability benefit under any long-term disability plan or policy maintained by the Company.

•

Cause – For purposes of Ms. Davidson’s employment agreement, the Change in Control Agreements referenced above and the PSU and RSU award agreements referenced above, including the New CEO Make-Whole RSUs, Cause generally means (a) conviction of a felony, (b) failure to substantially perform reasonably assigned duties for 30 days after written notice, (c) theft or embezzlement of Company assets, (d) conduct materially harmful to the public reputation of the Company, (e) any act of dishonesty, fraud, or immoral or disreputable conduct, (f) willful misconduct in the performance of duties or (g) the material breach of any covenant or condition of the individual’s employment agreement, offer letter or other

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agreement with the Company, or a breach of the individual’s fiduciary duty to the Company or any subsidiary. For purposes of the severance arrangements with Mr. Goldenitsch and Ms. Meringolo (other than following a Change in Control), Cause is determined by the Compensation Committee of the Board in good faith.

•

Good Reason – For purposes of Ms. Davidson’s employment agreement and the New CEO Make-Whole RSUs, Good Reason means (a) the assignment of duties or responsibilities materially inconsistent with Ms. Davidson’s position, or a material diminution in the Ms. Davidson’s position, duties, authority or responsibilities, (b) a requirement that Ms. Davidson report to anyone other than the full Board, (c) a material reduction in base salary or (d) any failure by the Company to comply with any of the material provisions of Ms. Davidson’s employment agreement. For the Change in Control Agreements and PSU award agreements referenced above, Good Reason generally means (a) the assignment of duties or responsibilities materially inconsistent with the individual’s position, or a material diminution in the individual’s position, duties, authority or responsibilities, (b) a material reduction in base salary, (c) relocation of the Company’s principal executive offices to a location more than 50 miles from its then-current location and/or (d) any failure by the Company to comply with any of the material provisions of the individual’s employment agreement or offer letter with the Company.

•

Change in Control – For purposes of the Change in Control Agreements, PSU award agreements and RSU award agreements referenced above, including the New CEO Make-Whole RSUs, Change in Control generally means (a) the acquisition by any person of beneficial ownership of 50% or more of the voting power of the outstanding securities of the Company, subject to certain exceptions, (b) during any period of one year, individuals who, as of the date of the applicable agreement, constitute the Company’s Board cease to constitute at least a majority of the Board (provided that new directors approved by a vote of at least two-thirds of the original members are generally permitted and deemed to have been serving as of the date of the applicable agreement), (c) consummation of a reorganization, merger or consolidation, a sale or other disposition of all or substantially all of the assets of the Company, subject to certain exceptions for transactions that are deemed not to result in a true change in control or (d) depending on the agreement, either (i) the shareholders of the Company approve the sale or disposition by the Company (other than to a subsidiary of the Company) of all or substantially all of the assets of the Company or (ii) consummation of a complete liquidation or dissolution of the Company previously approved by the shareholders of the Company.

Departed NEOs

Mark L. Schiller

Mr. Schiller, our former President and Chief Executive Officer, was terminated without cause by the Company from that role effective December 31, 2022 (the “Schiller Transition Date”). In connection with such termination, the Company entered into a separation agreement with Mr. Schiller that provides that Mr. Schiller will receive cash severance in accordance with the terms of his employment agreement with the Company, dated as of October 26, 2018 (the “Schiller Employment Agreement”), which consists of twice the sum of his then-current base salary and target bonus, which amounts to a total of $4,725,000, paid in installments over the two-year period following the Schiller Transition Date (the “Schiller Severance Period”). Mr. Schiller was also eligible to receive a prorated bonus for fiscal year 2023 under the 2023 AIP, paid out based on actual achievement of the applicable Company goals for fiscal year 2023, which resulted in a bonus of $284,813 paid to Mr. Schiller under the 2023 AIP. In furtherance of the mutual desire of the Company and Mr. Schiller to ensure a smooth transition of his responsibilities to Ms. Davidson, to be accomplished in part through Mr. Schiller’s continued service on the Board following the Schiller Transition Date, and in lieu of participating in the Company’s compensation program for non-employee directors, a prorated portion (50%) of the PSUs granted to Mr. Schiller under the 2023-2025 LTIP remain outstanding (based on the period of Mr. Schiller’s service as President and Chief Executive Officer in fiscal year 2023) and are eligible to vest based on actual achievement of the relative and absolute total shareholder return goals through the full performance period, subject to Mr. Schiller’s continued service on the Board through the earlier of the 2023 Annual Meeting or any earlier date mutually agreed between Mr. Schiller and the Board for Mr. Schiller’s departure from the Board. As a result, Mr. Schiller continues to hold 40,286 of the 2023 Relative TSR PSUs and 19,843 of the 2023 Absolute TSR PSUs granted to Mr. Schiller under the 2023-2025 LTIP, which had fair values of $355,725 and $108,541, respectively, as of June 30, 2023. All other unvested equity awards held by Mr. Schiller were forfeited in their entirety as of the Schiller Transition Date. Finally, Mr. Schiller’s health benefits will continue through the Schiller Severance Period in the form of Company-paid COBRA premiums for 18 months and reimbursement of the cost of private insurance thereafter, at an estimated total cost to the Company of $47,878 during the Schiller Severance Period.

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David J. Karch

David J. Karch, our former Executive Vice President and Chief Operating Officer, departed the Company effective February 6, 2023 in connection with the elimination of the position of Executive Vice President and Chief Operating Officer as part of a management restructure of the Company’s executive leadership team. Mr. Karch’s offer letter with the Company entitled him to severance in the event his employment was terminated by the Company without cause. Accordingly, in connection with his departure, the Company and Mr. Karch entered into a separation agreement pursuant to which (1) in accordance with his offer letter, Mr. Karch is eligible to receive cash severance of $990,675, which is equal to one times his base salary and one times his target annual bonus in effect at the time of his departure, paid in bi-weekly installments during the 12 months following his departure; and (2) the Company agreed to pay the cost of Mr. Karch’s COBRA premiums for a period of 12 months, at an estimated total cost to the Company of $29,967. All outstanding equity awards held by Mr. Karch were treated in accordance with their terms upon a termination by the Company without cause. As a result, a prorated portion of the 52,109 special recognition RSUs granted to Mr. Karch on November 18, 2021 vested in accordance with the terms of that award, with 30,027 RSUs becoming vested, such number being based on the number of days Mr. Karch spent on the active payroll on and following November 18, 2021 divided by the total number of days in the period beginning on November 18, 2021 and ending on December 31, 2023. All other unvested equity awards held by Mr. Karch were forfeited in their entirety.

Christopher J. Bellairs

On August 21, 2023, the Board determined that Christopher J. Bellairs will be succeeded as Executive Vice President and Chief Financial Officer. Mr. Bellairs will remain at the Company through November 20, 2023 to assist with the transition of his responsibilities, receiving his base salary during such transition with no incremental compensation. In connection with Mr. Bellairs’ termination by the Company without cause (as determined by the Compensation Committee in accordance with Mr. Bellairs’ Offer Letter with the Company, dated January 18, 2022 (the “Bellairs Offer Letter”)), the Company expects to enter into a separation agreement with Mr. Bellairs that will provide that he will receive (1) cash severance in accordance with the terms of the Bellairs Offer Letter, which consists of one times the sum of his base salary and target bonus, which amounts to a total of $1,032,763, to be paid in bi-weekly installments over the 12-month period following his departure from the Company, and (2) payment or reimbursement of Mr. Bellairs’ COBRA premiums for a period of 12 months following his departure. Mr. Bellairs’ outstanding equity awards as of his departure will be treated in accordance with their terms, with all outstanding equity awards as of his departure being forfeited in their entirety.

CEO Pay Ratio

As required by SEC rules, we are providing the following information about the relationship between the annual total compensation of our CEO and the annual total compensation of our median employee (our “CEO pay ratio”). Our CEO pay ratio information is a reasonable good faith estimate calculated in a manner consistent with SEC rules.

Selection of Median Employee as of June 30, 2023

We selected June 30, 2023 as the determination date for identifying our median employee. As of that date, our employee population consisted of approximately 2,837 individuals working at our parent company and consolidated subsidiaries, which included all employees whether employed on a full-time, part-time, temporary or seasonal basis. We determined the median employee by using a consistently applied compensation measure of total annual taxable compensation paid to our global employee population other than our CEO. For this purpose, we defined “total taxable compensation” as gross compensation for the period from July 1, 2022 to June 30, 2023, which given the geographical distribution of our employee population included a variety of pay elements based on local tax regulations. Consistent with our compensation philosophy, all global employees are compensated based upon their local market as reviewed on an annual basis, and we believe that “total annual taxable compensation” provides a reasonable estimate of annual compensation for our employees. The total annual taxable compensation was converted to U.S. dollars using exchange rates as of June 30, 2023. Although permitted under SEC rules, we did not annualize compensation of employees who were not employed with us for the full fiscal year, and therefore the total annual taxable compensation of many employees was lower than it would have been had the compensation been annualized. In determining our median compensated employee, we did not use any of the exemptions permitted under SEC rules nor did we rely upon any material assumptions, adjustments or estimates.

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EXECUTIVE COMPENSATION

Fiscal Year 2023 CEO Pay Ratio Determination

Using this methodology, we determined that the median employee as of June 30, 2023 was a full-time employee located in Europe with annual total compensation of $36,515 for fiscal year 2023, using an exchange rate of 1 euro equals 1.09 U.S. dollars.

For purposes of calculating our CEO pay ratio, our CEO’s annual total compensation for fiscal year 2023 was $7,003,593, which represents an annualized amount in light of the CEO transition in fiscal year 2023. As permitted by SEC rules, we elected to annualize the compensation of Ms. Davidson, who was serving as CEO on June 30, 2023, the date we selected to determine to identity the median employee. To annualize Ms. Davidson’s compensation:

•	we annualized her base salary to $925,000 (from the $462,500 reported in the Summary Compensation Table);

•	we annualized the grant date fair value of her equity awards under the 2023-2025 LTIP to $3,048,418 (from the $1,524,209 reported in the Summary Compensation Table with respect to such awards);

•	we annualized her non-equity incentive plan compensation to $501,812 (from the $250,906 reported in the Summary Compensation Table); and

•	we annualized her employee benefit for life and other insurance premiums to $1,044 (from the $522 reported in the Summary Compensation Table).

We did not annualize Ms. Davidson’s New CEO Make-Whole Bonus, New CEO Make-Whole RSUs, or the benefits for travel and housing and legal expenses, as those were limited one-time and temporary benefits for Ms. Davidson in connection with her hiring with the full amount already included in Ms. Davidson’s fiscal year 2023 compensation.

Based on this information, the ratio of CEO annual total compensation to the median employee compensation for fiscal year 2023 was estimated to be 192 to 1.

54	HAIN CELESTIAL 2023 Proxy Statement

EXECUTIVE COMPENSATION

Pay Versus Performance
As required by SEC rules, we are providing the following “pay versus performance” disclosure centered around a measure of pay referred to as “
compensation actually paid
” or “
CAP
” that is calculated in accordance with SEC rules. For our purposes, the primary difference between CAP and “Total” compensation reported in the Summary Compensation Table relates to compensation from equity awards. Whereas the Summary Compensation Table reports the grant date fair value of equity awards granted during the applicable fiscal year, CAP includes the year-over-year change in the fair value of equity awards that are unvested as of the end of the applicable fiscal year or that vested or were forfeited during the applicable fiscal year.
As further detailed below, the below pay versus performance disclosure includes:

•
A pay versus performance table and footnoted detail that includes the “Total” compensation of our NEOs as presented in the Summary Compensation Table, CAP for our NEOs, Company total shareholder return, total shareholder return of a peer group, net income (loss) and our Company-selected financial performance measure, Adjusted EBITDA, in each case for fiscal years 2021, 2022 and 2023;

•	Graphs that show the relationships between certain of the information included in the pay versus performance table; and

•	A list of the most important performance measures used to link CAP for the NEOs to Company performance during fiscal year 2023.
This disclosure has been prepared in accordance with SEC rules and does not necessarily reflect value actually realized by our NEOs or how our Committee evaluates compensation decisions. Please see the CD&A for a discussion of our executive compensation program objectives and the ways in which we align our executives’ compensation with the Company’s performance.
Pay Versus Performance Table
The following table shows, for fiscal years 2021, 2022 and 2023, the “Total” compensation of our current and former CEOs and the average “Total” compensation for our other NEOs, as presented in the Summary Compensation Table, CAP for our current and former CEOs and the average CAP for other NEOs, Company total shareholder return, total shareholder return of the S&P Food & Beverage Select Industry Index, net income (loss) and our Company selected financial performance measure, Adjusted EBITDA.

Fiscal Year	Summary Compensation Table Total for Current CEO 1 ($)	Summary Compensation Table Total for Former CEO 2 ($)	Compensation Actually Paid to Current CEO 3 ($)	Compensation Actually Paid to Former CEO 3 ($)	Average Summary Compensation Table Total for Non-CEO NEOs 4 ($)	Average Compensation Actually Paid to Non-CEO NEOs 5 ($)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) 8 (Thousands) ($)	Adjusted EBITDA 9 (Thousands) ($)
							Company Total Shareholder Return 6 ($)	Peer Group Total Shareholder Return 7 ($)
2023	4,765,456	7,741,908	3,752,004	847,657	1,646,461	551,002	39.70	135.55	(116,537)	166,622
2022	—	7,326,221	—	8,910,969	2,631,605	2,762,642	75.34	131.35	77,873	200,616
2021	—	2,886,066	—	6,666,132	989,397	2,191,715	127.32	136.26	77,364	258,938

1
The amount shown in this column reflects the amount reported in the Total column of the Summary Compensation Table for fiscal year 2023 for Wendy P. Davidson, who has served as our President and CEO since January 1, 2023.

2
The amounts shown in this column reflect the amounts reported in the Total column of the Summary Compensation Table for each applicable fiscal year for Mark L. Schiller, our former President and CEO who departed that role on December 31, 2022.

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EXECUTIVE COMPENSATION

3
The amounts shown in these columns reflect the “compensation actually paid” as calculated under SEC rules to Ms. Davidson for fiscal year 2023 and to Mr. Schiller for each applicable fiscal year. The following table shows those calculations.

Calculation of “Compensation Actually Paid” Under SEC Rules – Current CEO and Former CEO a	Current CEO – Wendy P. Davidson	Former CEO – Mark L. Schiller
	Fiscal Year 2023 ($)	Fiscal Year 2023 ($)	Fiscal Year 2022 ($)	Fiscal Year 2021 ($)
Amount reported in Total column of Summary Compensation Table	4,765,456	7,741,908	7,326,221	2,886,066
Deduction for amount reported in Stock Awards column of Summary Compensation Table ( i.e. , grant date fair value of stock awards)	(3,066,503)	(5,612,067)	(6,024,187)	—
Increase for fair value at fiscal year-end of equity awards granted during the fiscal year that remain outstanding at fiscal year-end b	2,053,051	464,267	2,079,133	—
Increase/deduction for change in fair value during the fiscal year of equity awards granted in a prior fiscal year that remain outstanding at fiscal year-end b	—	—	—	3,749,953
Increase/deduction for change in fair value during the fiscal year, as of the vesting date, of equity awards granted in a prior fiscal year that vested in the fiscal year b	—	(55,420)	5,529,802	30,113
Deduction for fair value at prior fiscal year-end of equity awards granted in a prior fiscal year that failed to meet vesting conditions and were forfeited during the fiscal year b	—	(1,691,031)	—	—
“Compensation Actually Paid” under SEC rules	3,752,004	847,657	8,910,969	6,666,132

a
The following components of the calculation of “compensation actually paid” under SEC rules were not applicable: adjustments for defined benefit and actuarial pension plans; additions for equity awards that were both granted and vested during the same fiscal year; and additions for the value of dividends or other earnings paid on equity awards during the fiscal year and not otherwise included in the total compensation for the fiscal year.

b
For all equity awards, our methodology for calculating the fair value remained consistent between the grant date fair value measurement and the subsequent fair value measurements, provided that certain changes to assumptions are reflected in subsequent fair value measurements of PSU awards. Fair values for PSU awards that are based on relative total shareholder return or absolute total shareholder return are measured using a Monte Carlo simulation model in accordance with FASB ASC Topic 718, as described in Note 13 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form
10-K
for the fiscal year ended June 30, 2023. For both the Company and constituents of the peer group used for PSU awards based on relative total shareholder return, actual performance through the measurement date is taken into account. Additionally, the Monte Carlo simulation model requires the use of certain assumptions, which include assumptions relating to expected share price volatility, risk-free interest rate and, for relative total shareholder return PSUs, correlation coefficients, which factors inherently change over time.

4
The amounts shown in this column reflect, for each applicable fiscal year, the average of the amounts reported in the Total column of the Summary Compensation Table for the Company’s named executive officers other than the CEO. The named executive officers included for this purpose for each applicable year are as follows: (i) for fiscal year 2023, Wolfgang Goldenitsch, Kristy M. Meringolo, Christopher J. Bellairs and David J. Karch (former); (ii) for fiscal year 2022, Christopher J. Bellairs, Wolfgang Goldenitsch, Kristy M. Meringolo, David J. Karch (former), Javier H. Idrovo (former) and Christopher J. Boever (former); and (iii) for fiscal year 2021, Kristy M. Meringolo, Javier H. Idrovo (former), Christopher J. Boever (former) and Jeryl Wolfe (former).

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EXECUTIVE COMPENSATION

5
The amounts shown in this column reflect, for each applicable fiscal year, the average amount of “compensation actually paid” as calculated under SEC rules to the Company’s named executive officers other than the CEO. The following table shows those calculations.

Calculation of “Compensation Actually Paid” Under SEC Rules – Average for Non-CEO Named Executive Officers a	Fiscal Year 2023 ($)	Fiscal Year 2022 ($)	Fiscal Year 2021 ($)
Average amount reported in Total column of Summary Compensation Table	1,646,461	2,631,605	989,397
Deduction for average amount reported in Stock Awards column of Summary Compensation Table ( i.e. , grant date fair value of stock awards) b	(915,950)	(2,108,881)	—
Increase for average amount of fair value at fiscal year-end of equity awards granted during the fiscal year that remain outstanding at fiscal year-end b	297,368	589,053	—
Increase/deduction for average amount of change in fair value during the fiscal year of equity awards granted in a prior fiscal year that remain outstanding at fiscal year-end b	(239,242)	(3,500)	1,145,052
Increase/deduction for average amount of change in fair value during the fiscal year, as of the vesting date, of equity awards granted in a prior fiscal year that vested in the fiscal year b	(28,615)	1,654,365	57,266
Deduction for average amount of fair value at prior fiscal year-end of equity awards granted in a prior fiscal year that failed to meet vesting conditions and were forfeited during the fiscal year b	(209,020)	—	—
Average “Compensation Actually Paid” under SEC rules	551,002	2,762,642	2,191,715

a
The following components of the calculation of “compensation actually paid” under SEC rules were not applicable: adjustments for defined benefit and actuarial pension plans; additions for equity awards that were both granted and vested during the same fiscal year; and additions for the value of dividends or other earnings paid on equity awards during the fiscal year and not otherwise included in the total compensation for the fiscal year.

b
For all equity awards, our methodology for calculating the fair value remained consistent between the grant date fair value measurement and the subsequent fair value measurements, provided that certain changes to assumptions are reflected in subsequent fair value measurements of PSU awards. Fair values for PSU awards that are based on relative total shareholder return or absolute total shareholder return are measured using a Monte Carlo simulation model in accordance with FASB ASC Topic 718, as described in Note 13 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form
10-K
for the fiscal year ended June 30, 2023. For both the Company and constituents of the peer group used for PSU awards based on relative total shareholder return, actual performance through the measurement date is taken into account. Additionally, the Monte Carlo simulation model requires the use of certain assumptions, which include assumptions relating to expected share price volatility, risk-free interest rate and, for relative total shareholder return PSUs, correlation coefficients, which factors inherently change over time.

6
The amounts shown in the column reflect the cumulative total shareholder return on our common stock during the period from June 30, 2020 through the end of the applicable fiscal year, assuming an investment of $100 in our common stock as of the market close on June 30, 2020.

7
The amounts shown in the column reflect the cumulative total shareholder return of the S&P Food & Beverage Select Industry Index, the published industry index used in the performance graph included in the Company’s Annual Report on Form
10-K
for the fiscal year ended June 30, 2023, during the period from June 30, 2020 through the end of the applicable fiscal year, assuming an investment of $100 as of the market close on June 30, 2020.

8	Represents the amount of net income (loss) reflected in the Company’s audited financial statements for each applicable fiscal year.
9
Represents the amount of Adjusted EBITDA reported by the Company for each applicable fiscal year. Adjusted EBITDA is the measure selected by the Company under SEC rules as the most important performance measure used to link CAP for the NEOs to Company performance during fiscal year 2023. Adjusted EBITDA is a non-GAAP
financial measure. See
Appendix A
to this proxy statement for additional information on Adjusted EBITDA.

HAIN CELESTIAL 2023 Proxy Statement	57

EXECUTIVE COMPENSATION

Graphical Presentation of Pay Versus Performance Table
In accordance with SEC rules, the Company is providing the following graphical presentations of the relationships between information presented in the above Pay Versus Performance table.
The following graph shows the relationship among (1) the CAP to our current CEO and our former CEO and the average of the CAP to our remaining NEOs in fiscal years 2021, 2022 and 2023, (2) the cumulative total shareholder return on our common stock and (3) the cumulative total shareholder return of the S&P Food & Beverage Select Industry Index, in the case of clauses (2) and (3) during the period from June 30, 2020 through June 30, 2023, assuming an investment of $100 as of the market close on June 30, 2020.

The following graph shows the relationship between (1) the CAP to our current CEO and our former CEO and the average of the CAP to our remaining NEOs and (2) net income (loss), in each case in fiscal years 2021, 2022 and 2023.

58	HAIN CELESTIAL 2023 Proxy Statement

EXECUTIVE COMPENSATION

The following graph shows the relationship between (1) the CAP to our current CEO and our former CEO and the average of the CAP to our remaining NEOs and (2) Adjusted EBITDA, in each case in fiscal years 2021, 2022 and 2023.

Measures Used to Link Compensation and Performance
Following
is a list of the most important performance measures used to link CAP for the NEOs to Company performance during fiscal year 2023:

•	Adjusted EBITDA

•	Net Sales

•	Objectives, Goals, Strategies and Measures (OGSMs)

•	Relative Total Shareholder Return

•	Company Total Shareholder Return
Please see the CD&A for a discussion of how the above performance measures were used in our compensation program for fiscal year 2023.
All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

HAIN CELESTIAL 2023 Proxy Statement	59

Advisory Vote Regarding the Compensation of the Company’s Named Executive Officers

Background

Section 14A of Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires us to provide our shareholders with a non-binding advisory “Say on Pay” vote to approve the compensation of our NEOs. We currently provide our shareholders with a non-binding advisory Say on Pay vote every year. Shareholders have an opportunity to cast an advisory vote on the frequency of Say on Pay votes at least every six years, with such an advisory vote occurring this year. See “Proposal 3: Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation” on page 61.

We are asking our shareholders to approve, on an advisory basis, the compensation paid to our NEOs, as described in the “Executive Compensation – Compensation Discussion and Analysis” section (the “CD&A”) of this proxy statement. Although the advisory vote is not binding upon the Company, the Company’s Compensation Committee, which is responsible for designing and administering our executive compensation program, values our shareholders’ opinions and will continue to consider the outcome of the vote in its ongoing evaluation of our executive compensation program.

Our executive compensation philosophy and practice reflects our unwavering commitment to paying for performance – both short- and long-term. We believe that our multi-faceted executive compensation plans, with their integrated focus on both individual and corporate goals and objectives, as well as short- and long-term metrics, provide an effective framework by which progress against our strategic goals may be appropriately measured and rewarded.

Conclusion

We urge shareholders to read the CD&A beginning on page 30 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 44-59, which provide detailed information on the compensation of our NEOs. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the CD&A are effective in achieving our goals.

For the reasons stated above, the Board of Directors recommends that our shareholders vote in favor of the following Say on Pay proposal:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion, is hereby approved.

Because your vote is advisory, it is not binding on the Company or the Board. However, the Compensation Committee values the opinions that our shareholders express in their votes. The Compensation Committee will review the results of the annual shareholder votes on the Say on Pay proposal and consider whether to recommend any changes or modifications to the Company’s executive compensation policies and practices as a result of such votes.

60	HAIN CELESTIAL 2023 Proxy Statement

Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

In addition to providing shareholders with the opportunity to cast an advisory “Say on Pay” vote, we are also asking shareholders to vote on whether future advisory votes on the Company’s named executive officer compensation should be held every 1, 2 or 3 years.

In 2009, the Company adopted its current policy to include an advisory vote related to executive compensation on the ballot at each annual meeting. Consistent with this policy, the Board is recommending that shareholders vote in favor of holding future advisory votes on our named executive officer compensation every year. Our Board believes that holding an advisory vote on executive compensation every year provides our Board and Compensation Committee with direct and immediate feedback from shareholders on our executive compensation policies and procedures. An annual advisory vote is also consistent with our Compensation Committee’s practice of conducting an in-depth review of executive compensation policies and practices each year.

When voting on this advisory vote, shareholders should understand that they are not voting “for” or “against” the Board’s recommendation to hold the advisory vote every year. Rather, shareholders have the option to recommend that such advisory vote on the Company’s named executive officer compensation be held every 1, 2 or 3 years, or to abstain entirely from voting on the proposal. Please vote your preference as to how frequently shareholders will vote on future shareholder advisory votes on the Company’s executive compensation, as either every 1 year, every 2 years or every 3 years, or you may abstain from voting.

We will consider the frequency indicated by the highest number of votes of those shares present in person or represented by proxy and entitled to vote at the 2023 Annual Meeting as the preference of our shareholders on the frequency on which we should seek an advisory vote on the compensation of our named executive officers.

This advisory vote is non-binding on the Company and the Board. While the Board and the Compensation Committee value the opinions of the shareholders and will consider the outcome of the vote when determining the frequency of future say on pay votes, the Board may decide that it is in the best interest of the Company and the shareholders to hold an advisory vote on executive compensation more or less frequently than the option preferred by the shareholders.

We intend to hold our next Say on Pay Frequency vote of future shareholder advisory votes on the Company’s executive compensation at our annual meeting in 2029.

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Ratification of Appointment of Registered Independent Accountants

It is the practice of the Board of Directors to designate an accounting firm to serve as our registered independent accountants. The Audit Committee has recommended that Ernst & Young LLP be selected to audit our financial statements for the fiscal year ending June 30, 2024, and the Board of Directors has approved the selection of Ernst & Young LLP. Ernst & Young LLP has audited our financial statements since 1994.

The Audit Committee reviews and approves the audit and non-audit services to be provided by our registered independent accountants during the year, considers the effect that performing non-audit services might have on audit independence and approves management’s engagement of our registered independent accountants to perform those services.

If shareholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different registered independent accountant at any time during the year if it is determined that such a change would be in the best interest of the Company and its shareholders.

Ernst & Young LLP expects to have a representative at our 2023 Annual Meeting who will have the opportunity to make a statement and will be available to respond to questions, as appropriate.

Ernst & Young LLP’s Fees

The following table sets forth the fees accrued or paid to the Company’s independent registered public accounting firm, Ernst & Young LLP, during the fiscal years ended June 30, 2023 and June 30, 2022.

	2023 ($)	2022 ($)
Audit Fees[1]	3,873,000	3,941,000
Audit Related Fees[2]	409,000	495,000
Tax Fees[3]	340,000	277,000
All Other Fees[4]	2,000	1,924
Total Fees	4,624,000	4,714,924

1

Audit Fees reflect fees for professional services rendered by Ernst & Young LLP for the audit of our annual financial statements and review of our quarterly financial statements, and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.

2

Audit Related Fees reflect fees for due diligence on strategic initiatives, including mergers & acquisitions, as well as other assurance and related services by Ernst & Young LLP that are reasonably related to the performance of the audit or review of our financial statements and are not reported as Audit Fees.

3	Tax Fees reflect fees for professional services rendered by Ernst & Young LLP for tax advice, tax compliance and tax planning.
4	All Other Fees for fiscal years 2023 and 2022 reflect fees for annual subscriptions or licensing of online content or tools.

62	HAIN CELESTIAL 2023 Proxy Statement

PROPOSAL 4

The Audit Committee has considered whether the provision of the services described above in this section is compatible with maintaining Ernst & Young LLP’s independence and has determined that it is.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our registered independent accountants. Pre-approval is provided for up to one year, is detailed as to the particular service or category of services and is subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. In assessing requests for services by the registered independent accountants, the Audit Committee considers whether such services are consistent with the registered independent accountants’ independence, whether the registered independent accountants are likely to provide the most effective and efficient service based on their familiarity with us, and whether the service could enhance our ability to manage or control risk or improve audit quality. The Audit Committee has delegated limited pre-approval authority to its Chair, who must report any decisions to the Audit Committee at its next scheduled meeting.

In fiscal years 2023 and 2022, all of the Audit Fees, Audit Related Fees, Tax Fees and All Other Fees were pre-approved by the Audit Committee or its Chair.

HAIN CELESTIAL 2023 Proxy Statement	63

Report of the Audit Committee

The primary purpose of the Audit Committee is to assist the Board of Directors in overseeing the integrity of the Company’s financial statements, the qualifications, independence and performance of the Company’s independent registered public accounting firm, the Company’s internal audit function and the performance of the Company’s internal controls and procedures. In addition, the Audit Committee reviews all material related party transactions, if any, for potential conflicts of interest, and all such transactions must be approved by the Audit Committee.

In addition to fulfilling its responsibilities as set forth in its charter and further described above in “Board of Directors and Corporate Governance – Committees of the Board – The Audit Committee,” the Audit Committee has reviewed the Company’s audited financial statements for fiscal year 2023. Discussions about the Company’s audited financial statements included the judgments of its independent registered public accounting firm about the quality, not just the acceptability, of the Company’s accounting principles and underlying estimates used in its financial statements, as well as other matters, as required by the applicable auditing standards adopted by the Public Company Accounting Oversight Board and by our Audit Committee Charter. In conjunction with the specific activities performed by the Audit Committee in its oversight role, it issued the following report:

1.

The Audit Committee has reviewed and discussed the audited financial statements as of and for the year ended June 30, 2023 with the Company’s management and the independent registered public accounting firm.

2.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

3.

The Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accounting firm their independence from the Company.

Based on the reviews and discussions referred to in paragraphs 1 through 3 above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023 for filing with the SEC.

The Audit Committee

Michael B. Sims, Chair

Richard A. Beck

Carlyn R. Taylor

The foregoing Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

64	HAIN CELESTIAL 2023 Proxy Statement

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides certain information as of the end of fiscal year 2023 with respect to shares that may be issued under the Company’s existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights[1]	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights[2]	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights)[3]
Equity compensation plans approved by security holders	1,814,934	$2.26	9,316,052
Equity compensation plans not approved by security holders	—	—	—
Total	1,814,934	$2.26	9,316,052

1

The 1,814,934 shares of common stock to be issued upon exercise of outstanding options, warrants and rights consist of (a) 881,434 shares that may be issued upon the vesting of RSUs, (b) 811,556 shares that may be issued upon the vesting of PSUs and (c) 121,944 shares that may be issued upon the exercise of stock options. The number of shares that may be issued upon the vesting of PSUs represents the maximum number of shares that may be issued if maximum performance goals are achieved.

2

Represents the weighted-average exercise price of outstanding options to purchase 121,944 shares of common stock. This weighted average does not take into account shares that may be issued upon the vesting of PSUs or RSUs.

3	Represents shares available for future issuance under The Hain Celestial Group, Inc. 2022 Long Term Incentive and Stock Award Plan.

HAIN CELESTIAL 2023 Proxy Statement	65

Ownership of Common Stock by Management and Certain Beneficial Owners

The following table sets forth certain information with respect to the beneficial ownership of our common stock for (1) each of our current directors, (2) each of our NEOs, (3) all of our current directors and current executive officers as a group (excluding NEOs who are no longer executive officers) and (4) the persons we know to beneficially own more than five percent of the outstanding shares of our common stock. Ownership is as of August 29, 2023 except as otherwise stated in the footnotes. Percentage ownership is based on 89,482,600 shares of common stock outstanding as of August 29, 2023. Except as otherwise stated in the footnotes, the persons identified have sole voting and investment power with respect to the shares set forth opposite their names.

Name	Number of Shares	Percentage of Common Stock
Directors and NEOs
Richard A. Beck[1]	32,703	*
Neil Campbell[2]	—	*
Celeste A. Clark[3]	53,420	*
Wendy P. Davidson[4]	11,915	*
Dean Hollis[5]	81,594	*
Shervin J. Korangy[6]	53,127	*
Mark L. Schiller[7]	222,493	*
Michael B. Sims[8]	33,683	*
Carlyn R. Taylor[9]	15,089	*
Dawn M. Zier[10]	48,657	*
Wolfgang Goldenitsch[11]	38,918	*
Kristy M. Meringolo[12]	47,251	*
Christopher J. Bellairs[13]	10,357	*
David J. Karch[14]	329,463	*
All current directors and current executive officers as a group (14 persons)	646,140	*
5% Holders
BlackRock, Inc.[15] 55 East 52nd Street New York, New York 10055	15,943,612	17.8%
The Vanguard Group[16] 100 Vanguard Blvd. Malvern, Pennsylvania 19355	10,704,648	12.0%
AllianceBernstein L.P.[17] 1345 Avenue of the Americas New York, New York 10105	7,152,677	8.0%
Black Creek Investment Management Inc.[18] 123 Front Street West, Suite 1200 Toronto, Ontario M5J 2M2, Canada	5,090,638	5.7%

*	Indicates less than 1%.
1	Mr. Beck holds 20,773 shares outright and holds 11,930 RSUs that are included in this table under SEC rules because they are scheduled to vest within 60 days.
2	Following August 29, 2023, Mr. Campbell received a grant of 2,717 RSUs that are scheduled to vest within 60 days.

66	HAIN CELESTIAL 2023 Proxy Statement

OWNERSHIP OF COMMON STOCK BY MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

3	Dr. Clark holds 41,490 shares outright and holds 11,930 RSUs that are included in this table under SEC rules because they are scheduled to vest within 60 days.
4

Ms. Davidson holds 11,915 RSUs that are included in this table under SEC rules because they are scheduled to vest within 60 days. Under SEC rules, Ms. Davidson’s other outstanding equity awards are not included in this table because they are not scheduled to vest within 60 days.

5	Mr. Hollis holds 70,155 shares outright and holds 11,439 RSUs that are included in this table under SEC rules because they are scheduled to vest within 60 days.
6	Mr. Korangy holds 40,952 shares outright and holds 12,175 RSUs that are included in this table under SEC rules because they are scheduled to vest within 60 days.
7

Mr. Schiller holds 222,493 shares outright through a revocable trust of which he is the trustee and sole beneficiary. Under SEC rules, Mr. Schiller’s outstanding equity awards are not included in this table because they are not scheduled to vest within 60 days.

8	Mr. Sims holds 21,508 shares outright and holds 12,175 RSUs that are included in this table under SEC rules because they are scheduled to vest within 60 days.
9	Ms. Taylor holds 3,650 shares outright and holds 11,439 RSUs that are included in this table under SEC rules because they are scheduled to vest within 60 days.
10	Ms. Zier holds 40,311 shares outright and holds 8,346 RSUs that are included in this table under SEC rules because they are scheduled to vest within 60 days.
11

Mr. Goldenitsch holds 33,573 shares outright and holds 5,345 RSUs that are included in this table under SEC rules because they are scheduled to vest within 60 days. Under SEC rules, Mr. Goldenitsch’s other outstanding equity awards are not included in this table because they are not scheduled to vest within 60 days.

12

Ms. Meringolo holds 41,906 shares outright and holds 5,345 RSUs that are included in this table under SEC rules because they are scheduled to vest within 60 days. Under SEC rules, Ms. Meringolo’s other outstanding equity awards are not included in this table because they are not scheduled to vest within 60 days.

13

Mr. Bellairs holds 1,449 shares outright and holds 8,908 RSUs that are included in this table under SEC rules because they are scheduled to vest within 60 days. Under SEC rules, Mr. Bellairs’ other outstanding equity awards are not included in this table because they are not scheduled to vest within 60 days.

14

The information provided in this table for Mr. Karch is based on the Company’s records at the time he departed the Company in February 2023, at which time Mr. Karch held 307,463 shares outright and held 22,000 shares through an individual retirement account.

15

This information is based on a Schedule 13G/A filed with the SEC on January 26, 2023 by BlackRock, Inc., setting forth information as of December 31, 2022. The Schedule 13G/A states that BlackRock, Inc. has sole voting power with respect to 15,624,733 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to all 15,943,612 shares and shared dispositive power with respect to 0 shares.

16

This information is based on a Schedule 13G/A filed with the SEC on February 9, 2023 by The Vanguard Group, setting forth information as of December 30, 2022. The Schedule 13G/A states that The Vanguard Group has sole voting power with respect to 0 shares, shared voting power with respect to 62,660 shares, sole dispositive power with respect to 10,556,281 shares and shared dispositive power with respect to 148,367 shares.

17

This information is based on a Schedule 13G/A filed with the SEC on February 14, 2023 by AllianceBernstein L.P., setting forth information as of December 31, 2022. The Schedule 13G/A states that AllianceBernstein L.P. has sole voting power with respect to 6,204,172 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 7,152,185 shares and shared dispositive power with respect to 492 shares.

18

This information is based on a Schedule 13G filed with the SEC on February 8, 2023 by Black Creek Investment Management Inc., setting forth information as of December 31, 2022. The Schedule 13G states that Black Creek Investment Management Inc. has sole voting power with respect to all 5,090,638 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to all 5,090,638 shares and shared dispositive power with respect to 0 shares.

HAIN CELESTIAL 2023 Proxy Statement	67

Certain Relationships and Related Party Transactions

We have adopted a written policy regarding the review, approval and ratification of related party transactions. The Related Party Transaction Policy and Procedures requires the approval or ratification by the Audit Committee of any “related party transaction,” which is defined as any transaction, arrangement or relationship in which (i) we are a participant, (ii) the amount involved exceeds $120,000 and (iii) one of our executive officers, directors, director nominees, 5% shareholders (or their immediate family members) or any entity with which any of the foregoing persons is an employee, general partner, principal or 5% shareholder, each of whom we refer to as a “related person,” has a direct or indirect material interest as set forth in Item 404 of Regulation S-K. The policy provides that management must present to the Audit Committee for review and approval each proposed related party transaction (other than related party transactions involving compensation matters and certain ordinary course transactions). The Audit Committee must review the relevant facts and circumstances of the transaction, including if the transaction is on terms comparable to those that could be obtained in arms-length dealings with an unrelated third party and the extent of the related party’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Conduct, and either approve or disapprove the related party transaction. If advance approval of a related party transaction requiring the Audit Committee’s approval is not feasible, the transaction may be preliminarily entered into by management upon prior approval of the transaction by the Chair of the Audit Committee, subject to ratification of the transaction by the Audit Committee at its next regularly scheduled meeting. No director may participate in approval of a related party transaction for which he or she is a related party.

There have been no such disclosable related party transactions since the beginning of fiscal year 2023.

68	HAIN CELESTIAL 2023 Proxy Statement

Other Matters

The Company’s management is not aware of any other matters that will come before the 2023 Annual Meeting. However, if any other matters requiring a vote of shareholders arise, including any question as to an adjournment or postponement of the 2023 Annual Meeting, it is the intention of the persons appointed as proxies to vote in accordance with their judgment on such matters.

HAIN CELESTIAL 2023 Proxy Statement	69

Shareholder Proposals and Other Communications

Shareholder proposals intended to be included in the Proxy Statement relating to our 2024 annual meeting of shareholders (the “2024 Proxy Statement”) pursuant to Rule 14a-8 under the Exchange Act must be in writing addressed to the Corporate Secretary of the Company and delivered to the Corporate Secretary at our principal executive offices, no later than May 18, 2024, and must otherwise comply with Rule 14a-8. Effective September 1, 2023, our principal executive office is located at 221 River Street, Hoboken, New Jersey 07030.

In May 2023, our Board of Directors approved an amendment and restatement of our by-laws. Our Amended and Restated By-Laws, among other things, require timely notice of business to be brought before a meeting of shareholders, including director nominations. To be timely, notice meeting the requirements of our Amended and Restated By-Laws, including the informational requirements related to Rule 14a-19, as applicable, must be delivered to our Corporate Secretary at our principal executive offices not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the date of the preceding year’s annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from such anniversary date or, if no such meeting was held in the preceding year, notice by a shareholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (x) the ninetieth (90th) day prior to such annual meeting or (y) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Accordingly, unless the proviso above applies, notice of business and nominations must be received by our Corporate Secretary no earlier than June 28, 2024 and no later than July 28, 2024.

If you would like to have a nominee included in our 2024 Proxy Statement, notices of shareholder nominations intended to be included in the 2024 Proxy Statement must be received by the Corporate Secretary between April 18, 2024 and May 18, 2024. Shareholders should consult our Amended and Restated By-Laws for the various procedural, informational and other requirements applicable to such nominations.

A shareholder or other interested party who wishes to communicate with the Board, the non-management directors as a group, or any individual director may do so by addressing the correspondence to the individual or group, c/o Corporate Secretary, The Hain Celestial Group, Inc., 221 River Street, Hoboken, New Jersey 07030. The office of the Corporate Secretary reviews correspondence received and will filter advertisements, solicitations, spam and other such items not related to a director’s duties and responsibilities. All other relevant correspondence addressed to a director will be forwarded to that director, or if none is specified, to the Chair of the Board.

70	HAIN CELESTIAL 2023 Proxy Statement

Questions and Answers About Our 2023 Annual Meeting

Why am I receiving these proxy materials?

We have made these proxy materials available to you via the internet or delivered paper copies to you by mail in connection with our 2023 Annual Meeting, which will be held online on October 26, 2023. There will be certain items of business that must be voted on by our shareholders at the 2023 Annual Meeting, and our Board of Directors is seeking your proxy to vote on these items. This proxy statement contains important information about the Company and the matters that will be voted on at the 2023 Annual Meeting.

What is included in the proxy materials?

The proxy materials consist of the notice of annual meeting of shareholders, this proxy statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2023.

What are the items of business for the 2023 Annual Meeting?

The items of business for the 2023 Annual Meeting are as stated in the notice of annual meeting of shareholders. There are four proposals scheduled for a vote:

•	To elect the eight director nominees specified herein to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified;

•	To approve, on an advisory basis, the compensation of our named executive officers for the fiscal year ended June 30, 2023;

•	To approve, on an advisory basis, the frequency of holding future advisory votes on named executive officer compensation; and

•	To ratify the appointment of Ernst & Young LLP as our registered independent accountants for the fiscal year ending June 30, 2024.

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the 2023 Annual Meeting, the voting process, the Board and Board committees, our corporate governance policies and practices, the compensation of our directors and certain executive officers for fiscal year 2023 and audit-related matters. This proxy statement also includes other information that we are required to provide to you under SEC and Nasdaq rules.

Why did I receive a notice in the mail regarding internet availability of the proxy materials instead of a paper copy of the full set of proxy materials?

This year, we are pleased to save costs and help protect the environment by once again using the SEC rule that allows companies to furnish their proxy materials over the internet. As a result, we are mailing to many of our shareholders a Notice of Internet Availability of the proxy materials instead of a paper copy of the proxy materials. All shareholders receiving the Notice of Internet Availability will have the ability to access the proxy materials over the internet.

For shareholders who have previously requested to receive paper copies of the proxy materials, we are providing paper copies of the proxy materials instead of a Notice of Internet Availability of the proxy materials.

Who is entitled to vote?

You may vote if you owned shares of common stock of the Company as of the close of business on August 29, 2023, the record date for the 2023 Annual Meeting. On the record date, there were 89,482,600 shares of common stock outstanding and entitled to vote.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of August 29, 2023.

What is a proxy?

A proxy is your legal designation of another person to vote the stock that you own. The person you designate to vote your shares is also called a proxy.

HAIN CELESTIAL 2023 Proxy Statement	71

QUESTIONS AND ANSWERS ABOUT OUR 2023 ANNUAL MEETING

How can I vote my shares?

Shareholder of Record: Shares Registered in Your Name

If, at the close of business on August 29, 2023, your shares were registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, then you are a shareholder of record. Shareholders of record can vote any one of four ways:

•	By Internet Prior to the 2023 Annual Meeting: Go to proxyvote.com until 11:59 p.m. Eastern Time on October 25, 2023 to vote using the control number included on your Notice of Internet Availability of the proxy materials or on your proxy card. There will be voting instructions on proxyvote.com.

•	By Telephone Prior to the 2023 Annual Meeting: Call 1-800-690-6903 from the United States until 11:59 p.m. Eastern Time on October 25, 2023 to vote using the control number included on your Notice of Internet Availability of the proxy materials or on your proxy card. There will be instructions given by the voice prompts.

•	By Mail Prior to the 2023 Annual Meeting: If you received a paper copy of the proxy materials and a proxy card in the mail, you may mark, sign, date and return your proxy card in the enclosed postage-paid envelope. If you sign and return your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board as described in this proxy statement.

If any other matters are properly brought up at the 2023 Annual Meeting (other than the proposals contained in this proxy statement), then the named proxies will have the authority to vote your shares on those matters in accordance with their discretion and judgment. The Board currently does not know of any matters to be raised at the 2023 Annual Meeting other than the proposals contained in this proxy statement. If you vote via the internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned a proxy card by mail.

•	During the 2023 Annual Meeting: Even if you plan to attend the 2023 Annual Meeting online, we recommend that you vote in advance by proxy as described above. However, you will also be able to vote electronically during the 2023 Annual Meeting. For information about how to attend the 2023 Annual Meeting online, please see “How do I attend the 2023 Annual Meeting?” below.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or other Nominee

If, at the close of business on August 29, 2023, your shares were held in an account at a broker, bank or other nominee,

then you are the beneficial owner of shares held in “street name,” and our proxy materials are being made available or forwarded to you by that organization. You may vote by submitting your voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the internet, by telephone or by mail prior to the 2023 Annual Meeting, or during the 2023 Annual Meeting, as indicated above. Please refer to the information from your broker, bank or other nominee on how to submit voting instructions.

How do I attend the 2023 Annual Meeting?

We are hosting a virtual meeting for the 2023 Annual Meeting. We believe that holding a virtual meeting again this year is in the best interest of the Company and all of its stakeholders and will allow for full shareholder participation.

The virtual 2023 Annual Meeting will be a live audio webcast, and shareholders will be able to participate in the meeting online and submit questions during the meeting by visiting virtualshareholdermeeting.com/HAIN2023. You will also be able to vote your shares electronically at the 2023 Annual Meeting.

To attend and participate in the 2023 Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of the proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials.

The meeting webcast will begin promptly at 9:00 a.m., Eastern Time, on Thursday, October 26, 2023. Online access will begin at 8:45 a.m., Eastern Time, and we encourage you to access the meeting prior to the start time.

Will I be able to participate in the virtual meeting on the same basis as I would be able to participate in a live meeting?

The virtual meeting format for the 2023 Annual Meeting will enable full and equal participation by all of our shareholders from any place in the world at little to no cost. We designed the format of the virtual meeting to ensure that our shareholders who attend our 2023 Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance shareholder access and participation through the virtual meeting portal available at virtualshareholdermeeting.com/ HAIN2023. During the 2023 Annual Meeting, we will answer questions submitted in accordance with the meeting rules of conduct, subject to time constraints. The meeting rules of conduct will be available on the virtual meeting portal. Questions are limited to one per shareholder unless time

72	HAIN CELESTIAL 2023 Proxy Statement

QUESTIONS AND ANSWERS ABOUT OUR 2023 ANNUAL MEETING

otherwise permits. If we receive substantially similar questions, we will group such questions together. Questions regarding personal matters or matters not relevant to meeting matters or our business or operations will not be answered.

Under our Amended and Restated By-Laws, shareholders who vote at the 2023 Annual Meeting will be deemed to be present in person and their votes will be deemed to have been cast in person.

What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?

Should you require technical assistance, please call the technical support number displayed on the meeting webpage. If there are any technical issues in convening or hosting the meeting, we will promptly post information to our website, including information on when the meeting will be reconvened.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted as follows:

	Proposal	Vote
1	Election of the eight director nominees named in this proxy statement, each to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified	FOR all nominees
2	Advisory vote to approve NEO compensation for the fiscal year ended June 30, 2023	FOR
3	Advisory vote on the frequency of holding future advisory votes on NEO compensation	EVERY 1 YEAR
4	Ratification of Ernst & Young LLP as our registered independent accountants for the fiscal year ending June 30, 2024	FOR

The Company does not expect that any matters other than those described in the notice of annual meeting of shareholders to be brought before the 2023 Annual Meeting. The persons appointed as proxies will vote in their discretion on any other matters that may properly come before the 2023 Annual Meeting or any postponement or adjournments thereof, including any vote to postpone or adjourn the 2023 Annual Meeting.

Who is paying for this proxy solicitation?

The Company will bear the cost of soliciting proxies. We expect that the solicitation of proxies will be primarily by mail. Proxies may also be solicited by our officers and employees, at no additional cost to us, in person, by telephone or by other means of communication. We have retained the proxy solicitation firm of MacKenzie Partners, Inc. to assist us in the distribution and solicitation of proxies, and we intend to pay a fee of approximately $9,500, plus reasonable expenses, for these services. We may reimburse custodians, nominees and fiduciaries holding our common stock for their reasonable expenses in sending proxy materials to beneficial owners and obtaining their proxy.

How do I revoke my proxy?

If, at the close of business on August 29, 2023, you were a shareholder of record, you may revoke your proxy if we receive your revocation at any time before the final vote at the 2023 Annual Meeting. You may revoke your proxy by sending a written notice stating that you are revoking your proxy before it is voted at the 2023 Annual Meeting to the Corporate Secretary at The Hain Celestial Group, Inc., 221 River Street, Hoboken, New Jersey 07030, or by attending the 2023 Annual Meeting and voting.

If, at the close of business on August 29, 2023, you were a beneficial owner of shares registered in the name of your broker, bank or other nominee, your ability to revoke your proxy depends on the voting procedures of the broker, bank or other nominee. Please follow the directions provided to you by your broker, bank or other nominee.

How are votes counted?

Votes will be counted by the inspector of election appointed for the 2023 Annual Meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes as well as votes related to the frequency of holding future advisory votes on NEO compensation.

How are broker non-votes and abstentions counted?

A “broker non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. Broker non-votes on a proposal are not counted or deemed present or represented and entitled to vote for determining whether shareholders have approved that proposal. Therefore, broker non-votes have no effect and will not be counted towards the vote total for any proposal.

Under the rules that govern brokers who are voting with respect to shares held in “street name” and are not instructed by their client how to vote, brokers only have the discretion to vote those shares on routine matters, but not on non-routine

HAIN CELESTIAL 2023 Proxy Statement	73

QUESTIONS AND ANSWERS ABOUT OUR 2023 ANNUAL MEETING

matters. Routine matters include ratification of registered independent accountants. Non-routine matters include the election of directors, the advisory vote regarding compensation paid to our named executive officers, the advisory vote on the frequency of holding future advisory votes on named executive officer compensation and shareholder proposals, if any. If you are a beneficial owner and do not provide specific voting instructions to your broker, the organization that holds your shares will not be authorized to vote on Proposals 1, 2 and 3 and will only have discretion to vote on Proposal 4, the ratification of Ernst & Young LLP as our registered independent accountants for the fiscal year ending June 30, 2024.

How many votes are needed to approve each proposal?

With respect to Proposal 1, each director must receive a “For” vote from the majority of votes cast either in person or by proxy. Pursuant to our Amended and Restated By-Laws, this means that, in order to be elected, the number of votes “For” a director must exceed the number of votes cast “Against” that director. With respect to Proposal 1, shares voting “abstain” and broker non-votes have no effect.

To be approved, Proposals 2 and 4 must receive a “For” vote from the majority of votes cast either in person or by proxy and entitled to vote on such matter.

With respect to Proposal No. 3, the frequency alternative (every 1 year, every 2 years or every 3 years) that receives the highest number of votes will be considered the frequency that is recommended by the shareholders.

With respect to Proposals 2 and 3, shares voting “abstain” and broker non-votes have no effect.

With respect to Proposal 4, shares voting “abstain” have no effect, and there will be no broker non-votes as brokers have discretionary voting power to vote on this proposal.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid 2023 Annual Meeting. A quorum will exist if at least a majority of the outstanding shares entitled to vote at the 2023 Annual Meeting are present in person or represented by proxy. On the record date, there were 89,482,600 shares outstanding and entitled to vote at the 2023 Annual Meeting. Thus, 44,741,301 shares must be represented in person or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker or bank) or if you vote at the 2023 Annual

Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the Chair of the 2023 Annual Meeting or holders of a majority of the shares present in person or by proxy at the 2023 Annual Meeting may adjourn or postpone the 2023 Annual Meeting to another time or date.

How can I find out the results of the voting at the 2023 Annual Meeting?

Preliminary voting results will be announced at the 2023 Annual Meeting. We will publish final results in a Current Report on Form 8-K that we expect to file with the SEC within four business days of the 2023 Annual Meeting. After the Form 8-K is filed, you may obtain a copy by visiting our website or contacting our Investor Relations Department by calling (516) 587-5000 or toll free at (877) 612-4246, by writing to the Investor Relations Department, The Hain Celestial Group, Inc., 221 River Street, Hoboken, New Jersey 07030 or by sending an email to investorrelations@hain.com.

What is “householding,” and how does it affect me?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, multiple shareholders who share the same last name and address will receive only one copy of the annual proxy materials, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees. If you wish to opt-out of householding and receive multiple copies of the proxy materials at the same address, you may do so by notifying us in writing at: 221 River Street, Hoboken, New Jersey 07030, Attention: Corporate Secretary. Your notice will be effective 30 days following its receipt.

You also may request additional copies of this proxy statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2023 at no charge by notifying us in writing at the same address or calling Investor Relations at (516) 587-5000 or toll free at (877) 612-4246 or submitting such request via email to investorrelations@hain.com.

If you share an address with another shareholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above-referenced address. If you hold your shares in “street name,” please contact your broker, bank or other nominee to request information about householding.

74	HAIN CELESTIAL 2023 Proxy Statement

Appendix A – Non-GAAP Financial Measures

Non-GAAP Measures Under the 2023 AIP

Both financial measures under our 2023 AIP – Adjusted EBITDA and Net Sales — are measured on a constant currency basis for purposes of the 2023 AIP. As such, they are non-GAAP measures.

To present such measures on a constant currency basis, current period figures for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average monthly exchange rates in effect during the corresponding period of the prior fiscal year, rather than at the actual average monthly exchange rate in effect during the current period of the current fiscal year.

Additional information regarding Adjusted EBITDA on a constant currency basis is provided below, as we have provided additional disclosures in this proxy statement regarding that measure.

Adjusted EBITDA on a Constant Currency Basis

The Company defines Adjusted EBITDA as net (loss) income before net interest expense, income taxes, depreciation and amortization, equity in net loss of equity-method investees, stock-based compensation, net, unrealized currency losses (gains), certain litigation and related costs, CEO succession costs, plant closure related costs-net, productivity and transformation costs, warehouse and manufacturing consolidation and other costs, costs associated with acquisitions, divestitures and other transactions, gains on sales of assets, certain inventory write-downs, intangibles and long-lived asset impairment and other adjustments. Adjusted EBITDA on a constant currency basis reflects Adjusted EBITDA, as defined above, adjusted for the impact of foreign currency.

HAIN CELESTIAL 2023 Proxy Statement	A-1

APPENDIX A – NON-GAAP FINANCIAL MEASURES

A reconciliation of Adjusted EBITDA on a constant currency basis to net loss for fiscal year 2023 is as follows:

Reconciliation of Adjusted EBITDA on a Constant Currency Basis to Net Loss

(Amounts in thousands)	Fiscal Year Ended June 30, 2023

Net (loss)	$(116,537)

Depreciation and amortization	50,777

Equity in net loss of equity-method investees	1,134

Interest expense, net	43,936

Benefit for income taxes	(14,178)

Stock-based compensation, net	14,423

Unrealized currency losses (gains)	929

Litigation and related costs(a)	(1,369)

Restructuring activities

CEO succession	5,113

Plant closure related costs, net	94

Productivity and transformation costs	7,284

Warehouse/manufacturing consolidation and other costs, net	1,026

Acquisitions, divestitures and other

Transaction and integration costs, net	2,018

Gain on sale of assets	(3,529)

Impairment charges

Intangibles and long-lived asset impairment	175,501

Adjusted EBITDA	$166,622

Impact of foreign currency exchange	7,622

Adjusted EBITDA on a constant currency basis	$174,244

(a)	Expenses and items relating to securities class action and baby food litigation.

To present Adjusted EBITDA on a constant currency basis, current period Adjusted EBITDA for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average monthly exchange rates in effect during the corresponding period of the prior fiscal year, rather than at the actual average monthly exchange rate in effect during the current period of the current fiscal year.

The Company’s management believes that this measure provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses this measure for reviewing the financial results of the Company and as a component of performance-based executive compensation. The Company believes presenting Adjusted EBITDA on a constant currency basis provides useful information to investors because it provides transparency to underlying performance in the Company’s Adjusted EBITDA by excluding the effect that foreign currency exchange rate fluctuations have on period-to-period comparability given the volatility in foreign currency exchange markets.

A-2	HAIN CELESTIAL 2023 Proxy Statement

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PROVENDER
Hearty
EARTH'S BEST
ORGANIC

FSC
www.fsc.org
MIX
Paper from responsible sources
FSC® C132107

THE HAIN CELESTIAL GROUP, INC. 221 RIVER STREET, 12TH FLOOR HOBOKEN, NJ 07030 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before the Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on October 25, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During the Meeting - Go to www.virtualshareholdermeeting.com/HAIN2023 You may attend the Annual Meeting of Shareholders via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on October 25, 2023. Have your proxy card in hand when you call and follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V23268-P97936 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY THE HAIN CELESTIAL GROUP, INC. The Board of Directors recommends you vote “FOR” the election of each director nominee listed in Proposal 1. 1. Election of Directors Nominees: For Against Abstain 1a. Richard A. Beck 1b. Neil Campbell 1c. Celeste A. Clark, Ph.D. 1d. Wendy P. Davidson 1e. Shervin J. Korangy 1f. Michael B. Sims 1g. Carlyn R. Taylor 1h. Dawn M. Zier The Board of Directors recommends you vote “FOR” For Against Abstain Proposal 2. 2. Proposal to approve, on an advisory basis, named executive officer compensation. The Board of Directors recommends you vote for 1 Year 2 Years 3 Years Abstain a frequency of “1 YEAR” on Proposal 3. 3. Proposal to approve, on an advisory basis, the frequency of holding future advisory votes on named executive officer compensation. The Board of Directors recommends you vote “FOR” For Against Abstain Proposal 4. 4. Proposal to ratify the appointment of Ernst & Young LLP to act as registered independent accountants of the Company for the fiscal year ending June 30, 2024. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report are available at www.proxyvote.com. V23269-P97936 THE HAIN CELESTIAL GROUP, INC. Annual Meeting of Shareholders October 26, 2023, 9:00 a.m. Eastern Time This proxy is solicited by the Board of Directors The undersigned shareholder(s), revoking all prior proxies, hereby appoint(s) Wendy P. Davidson and Kristy M. Meringolo, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Common Stock of THE HAIN CELESTIAL GROUP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 a.m. Eastern Time on October 26, 2023, at www.virtualshareholdermeeting.com/HAIN2023, and any adjournment or postponement thereof. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations, and in the discretion of the proxies on such matters as may properly come before the meeting. Continued and to be signed on reverse side